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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GLOBAL POWER EQUIPMENT GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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GLOBAL POWER EQUIPMENT GROUP INC.
400 East Las Colinas Boulevard, Suite 400
Irving, Texas 75039

Dear Stockholder of Global Power Equipment Group Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders of Global Power Equipment Group Inc. (the "Company," "us" or "our"). The meeting will be held on Friday, May 8, 2015 beginning at 9:00 a.m. local time, at the offices of the Company located at 400 East Las Colinas Boulevard, Irving, Texas, 75039.

        Information about the meeting, nominees for election as directors and our other proposals are presented in the following Notice of Annual Meeting of Stockholders and proxy statement. At the meeting, management will make a presentation followed by a question and answer period.

        The Company is pleased to announce that we are taking advantage of the Securities and Exchange Commission's "notice and access" proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. We believe this will allow us to continue to provide stockholders with the proxy materials they need while reducing printing and postage costs associated with delivery and reducing the environmental impact of the annual meeting. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy statement and annual report to stockholders, as well as how to vote either online or in person at the annual meeting.

        It is important that your shares are represented at the annual meeting. Accordingly, please vote as soon as possible. I express our appreciation for your continued interest in the affairs of the Company. We look forward to your participation in the annual meeting.

/s/ TERENCE J. CRYAN Terence J. Cryan President and Chief Executive Officer
Irving, Texas March 27, 2015

GLOBAL POWER EQUIPMENT GROUP INC.
400 East Las Colinas Boulevard, Suite 400
Irving, Texas 75039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2015

        The Annual Meeting of Stockholders (the "Annual Meeting") of Global Power Equipment Group Inc. (the "Company," "us" or "our") will be held on Friday, May 8, 2015 at the offices of the Company located at 400 East Las Colinas Boulevard, Irving, Texas, 75039 at 9:00 a.m. local time for the following purposes:

  1.
  to elect five directors of the Board of Directors to serve until the next annual meeting or until their successors have been duly elected and qualified;

  2.
  to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2015;

  3.
  to consider an advisory vote on the compensation of our named executive officers;

  4.
  to approve our 2015 Equity Incentive Plan; and

  5.
  to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 11, 2015 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 400 East Las Colinas Boulevard, Suite 400, Irving, Texas 75039, during ordinary business hours, for ten days prior to the Annual Meeting.

        Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to be held on May 8, 2015.    Instead of mailing a printed copy of our proxy materials, including the Company's Annual Report to Stockholders for the year ended December 31, 2014, to each stockholder of record, we have decided to provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 27, 2015, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of March 11, 2015, and posted our proxy materials on the website referenced in the Notice (http://materials.proxyvote.com/37941P). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        If you received a printed copy of the materials, we have enclosed a copy of the Company's Annual Report to Stockholders for the year ended December 31, 2014 with this notice and proxy statement.

        To make it easier for you to vote, Internet voting is available. The instructions on the Notice describe how to use this service. Of course, if you prefer, you can vote by telephone or by mail by requesting a printed copy of the proxy materials and following the instructions on the proxy card to vote by telephone, or completing your proxy card and returning it in the accompanying envelope. No postage is required if your proxy card is mailed in the United States. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. We urge you to vote your proxy promptly by Internet, telephone or mail, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Annual Meeting.

        Your vote is very important.    Whether or not you plan to attend the Annual Meeting, please vote via the Internet by following the instructions on the Notice or, if you received a printed set of materials by mail, vote by telephone by following the instructions on your proxy card or complete and return your proxy card. Returning a proxy card or otherwise submitting your proxy does not deprive you of your right to attend the Annual Meeting and vote in person. Proxies are being solicited on behalf of the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ TRACY D. PAGLIARA Tracy D. Pagliara Chief Administrative Officer, General Counsel and Secretary
Irving, Texas March 27, 2015

i

GLOBAL POWER EQUIPMENT GROUP INC.

400 East Las Colinas Boulevard, Suite 400

Irving, Texas 75039

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2015

GENERAL INFORMATION

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Global Power Equipment Group Inc., a Delaware corporation (the "Company," "us" or "our"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 8, 2015 at the offices of the Company located at 400 East Las Colinas Boulevard, Irving, Texas, 75039 at 9:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. This proxy statement is first being made available to stockholders on or about March 27, 2015. For directions to the meeting, please call 1-214-574-2700.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

        Only holders of our common stock ("Common Stock") are entitled to vote at the Annual Meeting. At the close of business on March 11, 2015, the record date for determining the holders of Common Stock entitled to vote at the Annual Meeting (the "Record Date"), there were 17,169,871 shares of Common Stock outstanding. Each holder of a share of Common Stock is entitled to one vote per share. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

        Our bylaws provide that the holders of a majority of the votes represented by the Common Stock issued and outstanding, and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Voting of Shares

        Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each of the nominees for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. Voting by proxy will not affect your right to attend the Annual Meeting.

        If your shares are registered directly in your name through our stock transfer agent, Computershare, or you have stock certificates, you may vote:

  •
  By Internet.  Follow the instructions on the Notice to vote by Internet.

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  By telephone or by mail.  If you received a printed version of these proxy materials, follow the instructions on the enclosed proxy card to vote by telephone, or complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

  •
  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

        If your shares are held in "street name" (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares. If you received a printed version of these proxy materials, you should have received a voting instruction form from your broker or nominee that holds your shares. For shares held in street name, follow the instructions contained in the Notice or voting instruction form to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, contact the bank, broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the Annual Meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your broker. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information.

        If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not vote by Internet or telephone, return your proxy card or vote at the Annual Meeting as described above, but, if you properly submit your proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as specified below. The Company knows of no other matters to be presented at the Annual Meeting. However, if any other matters are properly presented, the proxy holders will be authorized to vote the shares represented by proxies according to their best judgment. Proxies will extend to, and be voted at, any adjournment or postponement of the Annual Meeting. You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at our principal executive office before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

        If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee has the authority, even if it does not receive instructions from you, to vote your unvoted shares for Proposal 2, the ratification of our independent registered public accounting firm, but does not have authority to vote your unvoted shares for Proposal 1, the election of nominees to the Board, Proposal 3, the advisory vote on compensation of our named executive officers or Proposal 4, the approval of our 2015 Equity Incentive Plan. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote." Please note that if your shares are held of record by a broker, bank or other nominee and if you provide instructions to that nominee on a form received from the nominee, you may revoke or change your voting instructions only by contacting the nominee who holds your shares. You may not vote in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank or other nominee. In such event, your attendance at the Annual Meeting will not, by itself, revoke prior voting instructions.

Solicitation of Proxies

        We will pay all of the costs of soliciting these proxies. We have engaged Regan & Associates, Inc. to serve as our proxy soliciter for the Annual Meeting. Regan & Associates, Inc. will provide advice relating to the content of solicitation materials; conduct of our broker search; solicit banks, brokers, institutional advisors and hedge funds to determine voting instructions; monitor voting; and deliver executed proxies to our voting tabulator. Regan & Associates, Inc.'s base fee is $18,000 and we will reimburse them for other out of pocket expenses incurred. Our employees also may, without additional compensation, solicit proxies by mail, e-mail, facsimile, in person or by telephone or other forms of telecommunication. If your shares are held in "street name" (held in the name of a bank, broker or other nominee) and you have requested printed versions of these materials, we have requested that your bank, broker or other nominee forward this proxy statement to you and obtain your voting instructions. The Company may reimburse these persons for their expenses in so doing. Proxies are solicited to give all record holders of Common Stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Five directors are being nominated for re-election to the Board of Directors by the holders of our Common Stock (the "Nominees"). These directors are Charles Macaluso, Carl Bartoli, Terence J. Cryan, Michael E. Salvati and Michael E. Rescoe. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our present Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director.

        Our bylaws provide that the size of the Board shall be fixed by the directors, with a minimum of two directors. Concurrently with the March 20, 2015 resignation of Luis Manuel Ramírez from his prior positions as a member of the Board and as our President and Chief Executive Officer, the Board decreased the size of the Board from seven to six directors. All directors are elected annually. One of our six current directors, Frank E. Williams, Jr., will not stand for re-election at the Annual Meeting when his term expires and the Board has reset the size of the Board to five members, effective immediately upon the expiration of Mr. Williams' term.

Nominees for Directors

        Set forth below are the name, age, position of and biographical information about each Nominee, as of the date of this proxy statement.

Nominees	Age	Position(s) and Office(s) Held with the Company
Terence J. Cryan	52	President and Chief Executive Officer and Director
Charles Macaluso	71	Chairman of the Board and Director
Carl Bartoli	76	Director
Michael E. Rescoe	62	Director
Michael E. Salvati	62	Director

        Terence J. Cryan has served as a Director since January 2008 and as our President and Chief Executive Officer since March 20, 2015, while the Board conducts a search to identify candidates for a permanent successor to Mr. Ramírez. Mr. Cryan has over 25 years of international business experience as an investment banker based in both the United States and Europe. He serves as Managing Director of Concert Energy Partners, a New York City based investment and private equity firm focused on the energy industry that he co-founded in 2001. From September 2011 through April 2012 he served as interim President and Chief Executive Officer of Uranium Resources Inc. He also served as President and Chief Executive Officer of Medical Acoustics LLC from 2007 through 2010. Prior to 2001, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns.

        Earlier in his career, Mr. Cryan served as a Managing Director, Energy & Natural Resources Industry Group and member of the Investment Banking Operating Committee at Paine Webber. Mr. Cryan joined Paine Webber following its acquisition of Kidder, Peabody in 1994.

        Mr. Cryan has been an adjunct professor at the Metropolitan College of New York Graduate School of Business and serves as a director of a number of international companies, including public companies such as Uranium Resources, Inc. (October 2006 to present), Ocean Power Technologies Corporation (October 2012 to present) and Superior Drilling Products Incorporated (May 2014 to Present). During the past five years, Mr. Cryan also served as a director of The Providence Service Corporation (May 2009 to May 2011) and Gryphon Gold Corporation (August 2009 to December 2012). Mr. Cryan is a frequent speaker at finance and energy industry gatherings and a member of the National Association of Corporate Directors. In January 2015 Mr. Cryan became a National

Association of Corporate Directors (NACD) Board Leadership Fellow, one of the highest levels of credentialing for corporate directors and corporate governance professionals.

        Mr. Cryan holds a Master of Science in Economics from the London School of Economics and a Bachelor of Arts degree from Tufts University.

        Director Qualifications.    Mr. Cryan possesses extensive expertise in financings, mergers and acquisitions. He also has a broad energy industry background and executive-level experience. Mr. Cryan has over 20 years of experience in international business as an investment banker in the United States and Europe. As a co-founder of Concert Energy Partners and as former Managing Director, Energy & Natural Resources Industry Group at Paine Webber, Mr. Cryan has in depth knowledge of the energy industry. In addition, Mr. Cryan brings extensive board-level experience, serving on the boards of a number of international companies.

        Charles Macaluso has served as Chairman of our Board of Directors since January 2008. Since 1998, Mr. Macaluso has been a principal of Dorchester Capital LLC, a management consulting and corporate advisory service firm focusing on operational assessment, strategic planning and workouts.

        Mr. Macaluso currently serves as a director of the following public companies: Darling Ingredients Inc., where he serves as chairman of its nominating and corporate governance committee, and Pilgrim's Pride Corporation, where he serves on the audit committee. During the past five years, Mr. Macaluso also served as a director of Elder-Beerman Stores Corp and Global Crossing Limited. Mr. Macaluso is also a member of the National Association of Corporate Directors.

        Director Qualifications.    Mr. Macaluso has had a career focused on operational assessment, strategic planning, crisis management and turnaround advisory services, most recently with Dorchester Capital LLC. Dorchester Capital also has a significant commitment to representing the interests of investor groups as a member of the boards of directors at a diverse array of companies, and Mr. Macaluso brings with him a strong commitment to stockholders' interests. He also has extensive executive and financial expertise. In addition, Mr. Macaluso brings significant board expertise, including service as Chairman on a number of public and private company boards and committees.

        Carl Bartoli has served as our Director since January 2008. Mr. Bartoli previously served as President and Chief Executive Officer of Foster Wheeler USA Corporation and Executive Vice President of Foster Wheeler International Corporation for 13 years. As President and Chief Executive Officer of Foster Wheeler USA Corporation, he was responsible for the Process Plant Division, the Fire Heater Division, Foster Wheeler Constructors Corporation and Foster Wheeler Environmental Corporation. This followed a career in project and construction management at ABB Lummus Global (now CB&I/Lummus) and M.W. Kellogg Company (now KBR, Inc.) covering virtually all facets of the engineering, procurement, and construction of power generation, process, pharmaceutical and infrastructure facilities.

        Since his retirement from Foster Wheeler, Mr. Bartoli has established and serves as President of C. Bartoli Consultants, LLC serving the utility and process industry in the development and execution of capital projects. He has also participated in the preparation of strategic plans, organizational restructuring and acquisition due diligence of engineering and construction firms. Mr. Bartoli has been affiliated with the Construction Industry Institute (CII), a research organization serving the engineering and construction industry, as a member of the Board of Advisors and Executive Committee. Mr. Bartoli is also a member of the National Association of Corporate Directors.

        Mr. Bartoli holds a Master of Science degree in Mechanical Engineering from Columbia University and a Bachelor of Science degree in Mechanical Engineering from Fairleigh Dickinson University.

        Director Qualifications.    Mr. Bartoli is an engineering and construction business executive with over 40 years of domestic and international experience in the process and utility industry. His experience covers all facets of the engineering and construction industry, including project management, project development, senior line management and executive P&L positions. Mr. Bartoli has also served on the boards of directors of a number of Foster Wheeler Corporation affiliated companies. Since his retirement from Foster Wheeler (now AMEC-Foster Wheeler) and the establishment of C. Bartoli Consultants, LLC, he has participated in many consulting assignments for the power generation, process and energy industries. He is also a consultant leader with the Gerson Lehrman Group in the energy and industrials sector and is an advisor to Anellotech, Inc., a company developing a cellulosic biomass conversion technology for the production of petrochemicals, and Sundrop Fuels, Inc., a gasification-based advanced biofuels company.

        Michael E. Rescoe has served as our Director since July 2014. Mr. Rescoe served as executive vice-president and chief financial officer of Travelport Ltd. (travel services), a privately held company, from November 2006 until October 2009. He served as executive vice president and chief financial officer of the Tennessee Valley Authority, a federal corporation that is the nation's largest public power provider, from July 2003 until November 2006. Mr. Rescoe was a senior officer and the chief financial officer of 3Com Corporation, a global technology manufacturing company specializing in Internet connection technology for both voice and data applications, from April 2000 until November 2002. Prior thereto, Mr. Rescoe was associated with Forstman Little, a leveraged buyout firm and prior to that, Mr. Rescoe was chief financial officer of PG&E Corporation, a power and natural gas energy holding company. Mr. Rescoe has also served as a senior investment banker with Kidder, Peabody and a senior managing director of Bear Stearns specializing in the energy and utility section offering strategy and capital markets expertise. From December 2003 until October 2011, Mr. Rescoe served as a director of Global Crossing Ltd., where he served as chairman of the audit committee. Mr. Rescoe also served as a director of Darling Ingredients Inc. from May 2011 until February 2014, where he served as the audit committee chair and on the compensation committee. Mr. Rescoe is a graduate of Tulane University undergraduate and The University of Texas, Austin MBA program.

        Director Qualifications.    Mr. Rescoe has extensive experience in the energy industry and so has a strong understanding of the business in which we engage. In addition to his industry experience, Mr. Rescoe has a strong financial background, including a deep understanding of financial statements, corporate finance, accounting and capital markets, and so is able to provide financial expertise to the Board of Directors.

        Michael E. Salvati has served as our Director since August 2011. Since December 2000, Mr. Salvati has been President at Oakridge Consulting, Inc., which provides interim management, management consulting and corporate advisory services to companies ranging in size from start-ups to multinational corporations. From February 2004 to May 2004, Mr. Salvati served as Chief Financial Officer of AMI Semiconductor, Inc. From September 1998 to February 2000, Mr. Salvati was Executive Vice President—Chief Operating Officer of National Financial Partners, Corp. From June 1996 to June 1998, Mr. Salvati was Chief Financial Officer of Culligan Water Technologies, Inc., where he oversaw the completion of nearly 50 acquisitions over a period of 18 months. Mr. Salvati was a partner at KPMG Peat Marwick LLP from 1990 to 1996.

        Mr. Salvati is a Certified Public Accountant and member of the American Institute of Certified Public Accountants, Illinois CPA Society. He currently serves as a member of the board of directors and Chair of the Audit Committee and member of the Compensation Committee of Apollo Commercial Real Estate Finance Inc., positions he has held since September 2009 and as a member of the board of directors and the audit committee of MidCap Finco Ltd & Ltd & MidCap Finco Holdings Ltd. Mr. Salvati's previous board memberships include Things Remembered, Inc., Lazydays, Inc., NCH Nu World Marketing, Ltd., Coho Energy, Inc., Prime Succession, Inc., and Castle Holdco 4, Ltd. Mr. Salvati is also a member of the National Association of Corporate Directors.

        Mr. Salvati received a Bachelor of Science degree in Microbiology and a Master of Science degree in Accounting from the University of Illinois at Champaign-Urbana.

        Director Qualifications.    Mr. Salvati has significant experience in the area of corporate advisory services, with an emphasis on strategic planning, capital structure and mergers and acquisitions. In his prior executive positions he was directly responsible for managing acquisition-led growth within the relevant companies which are skills that we believe bring value to the Company. Mr. Salvati's service on multiple public and private company boards over the last twelve years provides us with valuable insights into many of the issues that we face, and useful perspectives in relation to compensation and corporate governance matters. Mr. Salvati, as a former auditor, has significant experience and expertise in finance, controls, accounting and audit matters.

        Each of Messrs. Macaluso, Bartoli, Cryan, Rescoe and Salvati was recommended for nomination by the Nominating and Corporate Governance Committee, and was nominated for election by the full Board of Directors. Messrs. Macaluso, Bartoli and Cryan were appointed as our directors by the Bankruptcy Court upon our emergence from bankruptcy in January 2008. Mr. Salvati was recommended for nomination by a non-management director and was appointed as a director in August 2011. The Board appointed Mr. Rescoe as a director in July 2014. All of our directors were re-elected for new one year terms at our Annual Meeting of Stockholders held on May 8, 2014, excluding Mr. Rescoe who was not appointed as a director until after the 2014 Annual Meeting of Stockholders.

Vote Required

        The directors will be elected by a plurality of the votes cast by holders of the Company's Common Stock. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted as having been voted for purposes of election of directors. Stockholders may not cumulate votes in the election of directors.

Recommendation of the Board of Directors

The Board recommends a vote FOR the election of each of the nominees.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

        Our Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board of Directors provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Board Leadership Structure and Committee Composition

        The Board of Directors takes a flexible approach to the issue of whether the offices of Chairman and Chief Executive Officer ("CEO") should be separated or combined. This approach allows the Board to regularly evaluate whether it is in the best interests of the Company for the CEO or another director to hold the position of Chairman. Currently, the Company has separated the position of Chairman of the Board and Chief Executive Officer since the Company emerged from bankruptcy in January 2008. We believe that this is the appropriate leadership structure, as it permits our Chief Executive Officer to focus attention on running the business and developing corporate strategy, while our Chairman of the Board, Mr. Macaluso, provides independent leadership to the Board of Directors in performing its advisory, governance and oversight functions.

        The Board of Directors has three (3) standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

        As of March 20, 2015, the members of the standing committees changed and currently, the membership of the standing committees is as follows:

Board Member	Audit	Compensation	Nominating/ Corporate Governance
Charles Macaluso	X		X
Carl Bartoli		X	X
Terence J. Cryan
Michael E. Salvati	Chairman		Chairman
Frank E. Williams, Jr.	X	X
Michael E. Rescoe		Chairman

        Audit Committee.    The Audit Committee assists the Board of Directors in overseeing our accounting and financial reporting processes and the audits of our consolidated financial statements and our internal control over financial reporting, including monitoring the integrity of our financial statements and the independence and performance of our independent registered public accounting firm. The Audit Committee appoints and oversees an independent registered public accounting firm to audit our financial statements and our internal control over financial reporting. In addition, the Audit Committee approves the scope of the annual audits and fees to be paid to our independent registered public accounting firm. The Audit Committee held four (4) meetings during 2014.

        The Audit Committee regularly reviews and reassesses the adequacy of its Audit Committee Charter. A copy of the current Audit Committee Charter is available under the heading "Corporate Governance" of the Investor Relations section of our website at http://www.globalpower.com/.

        Our Board of Directors has determined that:

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  Mr. Salvati qualifies as an "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

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  each member of the Audit Committee:

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  is independent as defined in applicable rules of the New York Stock Exchange ("NYSE"),

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    meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act,

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    has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and

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    is able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        Compensation Committee.    The Compensation Committee reviews the performance of our executive officers, establishes compensation programs for the executive officers (including salary and short and long-term incentive programs) and reviews the overall compensation programs of the Company. The Compensation Committee also administers our stock incentive plans and awards. During 2014, the Compensation Committee held eight (8) meetings.

        The Compensation Committee regularly reviews and reassesses the adequacy of its Compensation Committee Charter. A copy of the current Compensation Committee Charter is available under the heading "Corporate Governance" of the Investor Relations section of our website at http://www.globalpower.com/.

        The CEO, Chief Financial Officer, General Counsel and Chief Human Resources Officer of the Company generally attend portions of Compensation Committee meetings and provide input to the Compensation Committee with respect to issues affecting compensation, key responsibilities, corporate objectives and equity plan management and compliance. As discussed in the "Compensation Discussion and Analysis" section beginning on page 15 below, the CEO makes recommendations to the Compensation Committee regarding the compensation of our executives and participates in discussions of such compensation. From time to time, other members of management and Company personnel may attend Compensation Committee meetings to provide presentations and where subject matters involving their expertise are discussed. No member of management is present during discussions of his or her performance or compensation, and no member of management (including the CEO) is present during deliberations and voting with respect to the CEO's performance or compensation.

        The Compensation Committee may, in its sole discretion, select, retain and obtain, at our expense, the advice of independent compensation consultants. The Compensation Committee has the authority to set the compensation and oversee the work of the compensation consultant. In 2014, the Compensation Committee appointed Meridian Compensation Partners ("Meridian") to provide it with advice in connection with our 2014 compensation program, as further described below under "Compensation Discussion and Analysis—Compensation Peer Group." The Compensation Committee has re-appointed Meridian to serve as its independent consultant in connection with our 2015 compensation program. Meridian reports directly to the Committee and serves at the sole discretion of the Committee. It does not perform any other services for the Company. The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from providing independent advice to the Compensation Committee.

        The Compensation Committee also may, in its sole discretion, retain and obtain, at our expense, the advice and assistance of outside counsel and such other advisors as it deems necessary.

        The Compensation Committee Charter provides that the Compensation Committee may delegate its authority to one or more subcommittees. As of the date of this proxy statement, the Compensation Committee has not delegated such authority.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee of the Board of Directors (the "Nominating and Corporate Governance Committee") oversees the nomination of directors for service on the Board of Directors and its committees, reviews and considers developments in corporate governance practices, and recommends to the Board of

Directors policies and procedures with respect to corporate governance. During 2014, the Nominating and Corporate Governance Committee held five (5) meetings.

        The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of its Nominating and Corporate Governance Committee Charter. A copy of the current Nominating and Corporate Governance Committee Charter is available under the heading "Corporate Governance" of the Investor Relations section of our website at http://www.globalpower.com/.

Director Independence

        Our Board of Directors has reviewed the criteria for determining the independence of our directors under NYSE and Securities and Exchange Commission ("SEC") rules. It has affirmatively determined that currently each of Messrs. Macaluso, Bartoli, Williams, Rescoe and Salvati is independent under such criteria. Accordingly, during 2014 and continuing through the date of this proxy statement, our Board of Directors has been comprised of a substantial majority of directors who qualify as independent directors under the rules adopted by the SEC and NYSE. Mr. Williams will not stand for re-election at the Annual Meeting, and therefore, effective as of the date of the Annual Meeting, Mr. Williams will no longer be a member of the Board of Directors or any committee thereof.

        In considering the independence of our directors, the Board of Directors specifically addressed those matters disclosed in "Certain Relationships and Related Transactions," beginning on page 49 below. Except as disclosed in that section, there were no specific transactions, relationships or arrangements that were considered by the Board of Directors in determining the independence of any of our directors.

Board's Role in Risk Oversight

        The Board of Directors as a whole has ultimate responsibility for risk oversight and the standing committees of the Board of Directors assist in fulfilling this responsibility. In particular, the Audit Committee oversees risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. The Audit Committee also reviews with management our policies and practices with respect to risk assessment and management, and our exposure to material financial risk and management's efforts to monitor and control such exposure. The Compensation Committee oversees our compensation programs and reviews the conduct incented by those programs, including the impact on risk-taking by our executive officers and employees, as further described under "Compensation Discussion and Analysis—Risk Assessment" beginning on page 23 below. The Nominating and Corporate Governance Committee oversees the organization, membership and structure of our Board of Directors and our corporate governance practices. The committee members regularly report to the full Board of Directors on material developments in their areas of oversight.

Board Nomination Process

        The Nominating and Corporate Governance Committee believes that members of the Company's Board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company's adherence to principles of sound corporate governance. The Nominating and Corporate Governance Committee has identified certain threshold criteria for Board nominees which has been set forth in our Director Nominations Policy. However, the Nominating and Corporate Governance Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate's credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances.

  •
  Integrity.  All candidates must be individuals of personal integrity and ethical character, and who value and appreciate these qualities in others.

  •
  Absence of Conflicts of Interest.  Candidates should not have any interests that would materially impair his or her ability to: (i) exercise independent judgment; or (ii) otherwise discharge the fiduciary duties owed as a director to the Company and its stockholders.

  •
  Fair and Equal Representation.  Candidates must be able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency of the Company.

  •
  Oversight.  Candidates are expected to have sound judgment, borne of management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role.

  •
  Expertise.  Each candidate should possess professional and personal experiences and expertise relevant to the Company's purpose, mission, and strategy.

  •
  Business Understanding.  Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company. These include: contemporary governance concerns; regulatory obligations of a public issuer; strategic business planning; competition in a global economy; and basic concepts of corporate finance.

  •
  Available Time.  Candidates must have, and be prepared to devote, adequate time to the Board and its committees. It is expected that each candidate will be available to participate fully in Board activities including attendance at, and active participation in, meetings of the Board and any committees on which the candidate will serve, as well as the Company's Annual Meeting of Stockholders. Candidates shall be responsible for the management of other business and professional commitments, including service on the boards of other companies, so as not to interfere with or materially limit his or her ability to meet such Board and committee obligations.

  •
  Exceptions.  Under exceptional and limited circumstances, the Nominating and Corporate Governance Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its stockholders.

  •
  Corporate Governance Guidelines.  Each candidate shall comply with the requirements set forth in the Corporate Governance Guidelines of the Company.

  •
  Additional Qualifications.  In approving candidates for election as director, the Committee will also assure that:

  •
  at least a majority of the directors serving at any time on the Board are independent, as defined under the rules of NYSE;

  •
  at least three of the directors satisfy the financial literacy requirements required for service on the audit committee under the rules of NYSE;

  •
  at least one of the directors qualifies as an audit committee financial expert under the rules of the SEC;

  •
  at least some of the independent directors have experience as senior executives of a public or substantial private company; and

  •
  at least some of the independent directors have general familiarity with an industry in which the Company conducts a substantial portion of its business or in related industries.

        The Nominating and Corporate Governance Committee also will consider properly submitted stockholder candidates for membership on the Board of Directors. Any stockholder of the Company wishing to submit a candidate for the Nominating and Corporate Governance Committee's consideration must provide a written notice recommending the candidate to the Corporate Secretary of Global Power Equipment Group Inc. at 400 East Las Colinas Boulevard, Suite 400, Irving, Texas 75039, by email to corporatesecretary@globalpower.com (with a confirmation copy sent by mail) or by fax to 1-214-574-2712 (with a confirmation copy sent by mail).

        The written notice must be timely submitted and include required information in accordance with the Company's bylaws (see "Stockholder Proposals For 2016 Annual Meeting" below for more information). Candidates recommended by our stockholders will be evaluated against the same criteria and under the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Meetings

        The Board held nine (9) meetings during 2014. With the exception of the absence of one director at one meeting of the Nominating and Corporate Governance Committee and two meetings of the Audit Committee, each director serving on the Board in 2014 attended 100% of the meetings of the Board and committees on which he served. Each director is expected to devote the time necessary to appropriately discharge his responsibilities and to rigorously prepare for and attend and participate in all Board meetings and meetings of Board committees on which he serves.

Annual Meetings of Stockholders

        Pursuant to our Corporate Governance Guidelines and Director Nominations Policy, directors are expected to attend the Annual Meeting of Stockholders. All of our directors attended the Annual Meeting of Stockholders held in May 2014 in person, with the exception of Mr. Rescoe, who became a member of the Board of Directors on July 31, 2014.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

        Our Board of Directors has adopted a Code of Business Conduct and Ethics, which outlines the principles of legal and ethical business conduct under which the Company does business. The Code of Business Conduct and Ethics is applicable to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available under the heading "Corporate Governance" of the Investor Relations section of our website at http://www.globalpower.com/. Upon request to our Secretary, the Company will provide a copy of the Code of Business Conduct and Ethics free of charge. Any substantive amendment of the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics for executive officers or directors, will be made only after approval by our Board of Directors or a committee of the Board, and will be disclosed on our website. In addition, any such waiver will be disclosed within four days on a Form 8-K filed with the SEC if then required by applicable rules and regulations.

        In addition, our Board of Directors has adopted Corporate Governance Guidelines. The Corporate Governance Guidelines address issues such as the criteria and requirements for the selection and retention of members of the Board of Directors, the procedures and practices governing the operation and compensation of the Board and the principles under which management shall direct and operate the business of the Company and its subsidiaries. The Corporate Governance Guidelines are available under the heading "Corporate Governance" of the Investor Relations section of our website at http://www.globalpower.com/. Upon request to our Secretary, the Company will provide a copy of the Corporate Governance Guidelines free of charge. Any substantive amendment of the Corporate

Governance Guidelines will be made only after approval by our Board of Directors or a committee of the Board, and will be disclosed on our website.

Communication with the Board of Directors

        Interested parties, including stockholders, may contact the Board of Directors, including the non-management directors, or any committee of the Board of Directors by sending correspondence to the attention of Corporate Secretary, c/o Global Power Equipment Group Inc., 400 East Las Colinas Boulevard, Suite 400, Irving, Texas 75039 or corporatesecretary@globalpower.com. Any mail received by the Corporate Secretary will then be forwarded to the appropriate members of the Board of Directors or the appropriate committee for further action, if necessary. The non-management directors have requested that the Corporate Secretary not forward to them advertisements, solicitations for periodicals or other subscriptions, and other similar communications.

Director Compensation

        The compensation of our directors is determined by the Nominating and Corporate Governance Committee subject to approval by the entire Board of Directors. The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on the Board of Directors and align directors' interests with the interests of our stockholders. The Nominating and Corporate Governance Committee reviews the program periodically to ensure that it continues to meet these objectives. To determine whether the director compensation program is competitive, the Nominating and Corporate Governance Committee considers general market information on program design. In recommending director compensation levels, the Nominating and Corporate Governance Committee also considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board of Directors. The Nominating and Corporate Governance Committee recommends any change it considers appropriate to the full Board of Directors for its review and approval, and includes the relevant information and data for the Board of Directors to use in its considerations.

        Directors who are employed by our Company or any of our subsidiaries do not receive compensation for serving as directors. Directors who are not employees of our Company or any of our subsidiaries are entitled to receive an annual retainer as follows:

  •
  $47,500 for each non-employee director;

  •
  $10,000 for membership in each committee;

  •
  $50,000 for the Board of Directors Chairperson;

  •
  $20,000 for the Audit Committee Chairperson;

  •
  $13,750 for the Compensation Committee Chairperson; and

  •
  $13,750 for the Nominating and Corporate Governance Committee Chairperson.

        In addition, directors are entitled to receive:

  •
  a meeting fee of $1,500 for each Board of Directors meeting attended in person;

  •
  a meeting fee of $1,000 for each Board of Directors meeting attended telephonically;

  •
  a meeting fee of $1,000 for each committee meeting attended in person or telephonically;

  •
  a meeting fee of $1,000 for each Audit Committee meeting attended in person or telephonically, beginning on January 1, 2015, regardless of whether such director is a member of the Audit Committee; and

  •
  a meeting fee of $1,500 for each Board of Directors or committee meeting attended in person outside of normal Board and committee meetings.

        We provide directors with an annual allowance for continuing education, the amount of which is set by the Board of Directors from time to time. For 2014 the amount was $10,000. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

        On January 22, 2014, each of the non-employee directors received 4,213 restricted shares of our Common Stock. Of the 4,213 restricted shares, 1,054 shares vested on January 22, 2015 and 1,053 shares will vest on each of January 22, 2016, 2017 and 2018, subject to continued service as a director through the vesting dates.

        The Board recognizes that ownership by the non-employee directors in the Company's Common Stock will align their interests with the interests of the Company's stockholders. As a result, each non-employee director is required to own the lesser of (i) shares with a value of three times his or her annual cash retainer, or (ii) 8,000 shares. The target date for the existing directors to meet these stock ownership guidelines is January 1, 2016, except any new directors or directors appointed after January 1, 2011 for whom the target date is five years from the date of his or her appointment. For purposes of these guidelines, the director will be deemed to "own" the Company's shares that are beneficially owned by such person, including equity awards that will payout within 60 days of the applicable measuring date. As of March 11, 2015, each non-employee director meets or exceeds the minimum ownership requirement.

2014 DIRECTOR COMPENSATION

        The following table provides information on the compensation awarded to, earned by, or paid to each person who served as a non-employee director during 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles Macaluso	136,000	80,000	216,000
Carl Bartoli	91,500	80,000	171,500
Terence J. Cryan	99,500	80,000	179,500
Eugene I. Davis	36,750	80,000	116,750
Michael E. Salvati	99,000	80,000	179,000
Frank E. Williams, Jr.	90,000	80,000	170,000
Michael E. Rescoe	32,458	0	32,458

(1)
The amounts in this column represent the aggregate grant date fair value of shares of restricted stock granted to non-employee directors in 2014 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). For a discussion of the assumptions we made in valuing the stock awards, see "Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation Expense" in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. The total number of unvested restricted shares held by each non-employee director as of December 31, 2014 is as follows:

Name	Unvested Restricted Shares (#)
Charles Macaluso	10,359
Carl Bartoli	10,359
Terence J. Cryan	10,359
Michael E. Rescoe	0
Michael E. Salvati	9,518
Frank E. Williams, Jr.	10,359

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed BDO USA, LLP as the Company's independent registered public accounting firm for 2015. The Board of Directors is asking stockholders to ratify this appointment. Although SEC regulations and NYSE listing requirements require the Company's independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

        Representatives of BDO USA, LLP will be present at the Annual Meeting and will be offered the opportunity to make a statement if they so desire. They will also be available to answer questions.

Fees Paid to Auditors

        The following table sets forth the fees accrued or paid by the Company to BDO USA, LLP for the years ended December 31, 2014 and 2013.

Audit and Non-Audit Fees

	December 31,
	2014	2013
Audit Fees(1)	$702,854	$785,000
Audit-Related Fees(2)	—	2,415
Tax Fees(3)	31,260	41,236
All Other Fees(4)	13,888	—

TOTAL	$740,965	$828,651

(1)
Fees and expenses for 2014 and 2013 audit services include fees associated with the annual audit, review of our interim financial statements, the auditor's opinions related to internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 and statutory audits.

(2)
Fees for 2013 are related to the review of the goodwill impairment preferability letter.

(3)
Tax fees for 2014 and 2013 include fees for VAT and tax consultation services performed in our non-U.S. locations.

(4)
Other Fees for 2014 are related to consultation services.

Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm (except for items exempt from pre-approval requirements under applicable laws and rules). All audit and non-audit services for 2014 were pre-approved by the Audit Committee.

        When considered necessary, management prepares an estimate of fees for the service and submits the estimate to the Audit Committee for its review and pre-approval. Any modifications to the estimates will be submitted to the Audit Committee for pre-approval at the next regularly scheduled Audit Committee meeting. All fees paid to our independent registered public accounting firm during 2014 were in accordance with this pre-approval policy.

Required Vote

        Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

        If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

        The Board recommends a vote FOR ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2015.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an analysis of the compensation arrangements and decisions with respect to our named executive officers who include:

Name	Position
Luis Manuel Ramírez(1)	Former President and Former Chief Executive Officer
Raymond K. Guba	Senior Vice President and Chief Financial Officer
John Durkee(2)	President of Auxiliary Products
Tracy D. Pagliara	Chief Administrative Officer, General Counsel and Secretary
Penny Sherrod-Campanizzi(3)	Former President of Electrical Solutions
Neil Riddle(4)	Former President of Nuclear Services

(1)
On March 20, 2015, Mr. Ramírez resigned from his position as President and Chief Executive Officer effective immediately.

(2)
On January 14, 2015, Mr. Durkee's title was changed to President of Global Power Services.

(3)
Ms. Sherrod-Campanizzi separated from employment with the Company effective January 5, 2015.

(4)
Mr. Riddle resigned from his position as President of Nuclear Services effective November 17, 2014 and continued his transition until he separated from employment with the Company effective January 5, 2015.

Section 1: Executive Summary

  Compensation Objectives

        Our compensation objectives for 2014 are outlined below.

Compensation Objective	Description
Pay-For-Performance	Emphasize performance-based compensation in an effort to motivate executives to achieve strong financial, operational and individual performance in a manner that balances short-term and long-term results.
Focus on Long-Term Horizon	Create sustainable stockholder value consistent with our long-term strategic goals and avoid creating excessive or inappropriate risks that would be detrimental to our long-term goals.
Talent Retention	Attract and retain high-caliber executives who can effectively manage our complex global business.
Alignment with Stockholder Interests	Align our executives' interests with those of our stockholders by making stock-based incentives a core element of our executives' compensation.

Pay-for-Performance.

        The guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of executives and stockholders should be aligned. Our compensation program is designed to provide significant upside and downside alignment depending on actual results, as compared to predetermined measures of success.

        As described below, the variable components of our compensation program are the short-term incentives ("STI") and long-term incentives ("LTI"). Our STI opportunities are provided under an annual cash bonus plan, the payout of which is dependent on corporate, divisional and individual performance. Our LTI opportunities are provided through a three-year equity based compensation program, comprised of performance-based and time-based restricted share unit ("RSU") awards, the payout of which is also dependent on corporate performance.

        The chart below illustrates the elements of the target total direct compensation opportunities provided to our named executive officers. As evidenced by the chart, a significant portion of our target total direct compensation (assuming target performance) was performance-based (i.e., consisting of STI and LTI opportunities).

(1)
This illustration does not reflect the special equity award granted to Mr. Ramírez in connection with his employment agreement dated March 31, 2014.

Elements of Variable Compensation

  •
  STI Opportunity.  The STI opportunity is paid in cash and allocated 80% to the achievement of annual consolidated or business unit EBITDA goals and 20% to the achievement of individual goals. The payout opportunity ranged from a threshold level of 50% to a maximum level of 200% of the incentive opportunity. In order to enhance the STI program and further promote a pay-for-performance culture, we established the threshold performance level at 90% of the EBITDA target. In 2014 we exceeded our consolidated EBITDA target of $30 million.

  •
  LTI Opportunity.  In order to enhance our pay-for-performance culture, the LTI opportunity is allocated two-thirds to performance-based RSUs and one-third to time-based RSUs. Payout of the performance-based RSUs depends on the extent to which we achieve two equally weighted goals over a three year performance period. For the 2014 grants, the performance goals were operating margin and total shareholder return relative to the Russell 2000 Index. These goals, along with our annual STI EBITDA goal, were intended to represent a balanced mix of annual and multi-year performance objectives that promote disciplined progress toward our key business objectives and to long-term stock price growth. The time-based RSUs vest ratably over a three year period to enhance retention incentives.

  •
  Special Equity Award.  On March 31, 2014, we entered into a new employment agreement with Mr. Ramírez. In connection with this new employment agreement, we granted Mr. Ramírez an additional 15,000 RSUs, two-thirds of which were performance-based awards that were contingent upon achieving our consolidated 2014 EBITDA target, and one-third of which were allocated to a time-based award that were contingent on continued employment through 2014. As described above, we exceeded our consolidated EBITDA target for 2014 and therefore this one-time equity award fully vested as of December 31, 2014. This equity award was intended to enhance Mr. Ramírez's equity stake in the Company and thus further align his interests with those of our stockholders.

Align Interests of Named Executive Officers and Stockholders

        We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management and our stockholders. Following are key features of our executive compensation program.

Our Compensation Policies and Practices

  •
  Stock Ownership Guidelines.  Our stock ownership guidelines require the officers of the Company to hold a minimum level of the Company's shares of Common Stock; for the Chief Executive Officer, the lesser of three times his base salary or 75,000 shares and for the other named executive officers, the lesser of two times his or her base salary or 40,000 shares. These guidelines ensure that each executive has personal wealth tied to the long-term success of the Company and is therefore aligned with stockholder interests.

  •
  No Hedging or Pledging of Company Stock.  Our insider trading policy prohibits our employees, officers and directors from engaging in hedging transactions involving Company stock or holding Company stock in a margin account. Additionally, our employees, officers and directors may only pledge securities with the consent of the Company. No named executive officer or director has pledged securities.

  •
  Claw-Back Policy.  We maintain a "claw-back" policy, under which we may require the reimbursement of any incentive compensation paid to the executive officers of the Company if the payment was predicated upon financial results that were subsequently the subject of a restatement.

  •
  No Excise Tax Gross-Ups.  We do not provide excise tax gross-ups for severance benefits received in connection with a change in control of the Company.

  •
  Double Trigger Vesting.  If our stockholders approve our 2015 Equity Incentive Plan, as more fully described under Proposal 4 on page 36, all equity awards granted thereafter will provide for "double trigger" vesting of equity awards assumed in a change in control transaction, so that the awards will not automatically vest on a change in control. Instead, the awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date or, if earlier, upon a termination without cause or resignation for good reason within two years after a change in control.

  •
  No SERP and Limited Perquisites.  We do not maintain a supplemental executive retirement plan, or any other type of defined benefit retirement plan. In the past we have offered modest perquisites to named executive officers as part of a competitive compensation package, but we have discontinued this practice for new hires.

  •
  Consideration of Prior Year's "Say on Pay" Vote.  As in previous years, stockholders continued to show strong support for our executive compensation program by approving the compensation of our named executive officers by a vote of approximately 97% of the shares represented by person or by proxy at the 2014 Annual Meeting. The Compensation Committee views the continued support of such stockholders as a strong endorsement of our compensation program and our compensation objectives.

Section 2: Elements of Total Direct Compensation

        A brief summary of our total direct compensation—consisting of base salary, STI opportunities and LTI opportunities for our named executive officers is set forth below.

Annual Base Salaries

        The Compensation Committee intends to provide our named executive officers with competitive base salaries that are commensurate with their job responsibilities, experience and performance.

        As part of its annual management performance evaluation, the Compensation Committee reviewed the base salary levels of the named executive officers to determine whether any adjustments were appropriate for 2014. The Compensation Committee reviewed performance evaluations conducted by Mr. Ramírez, and base salary histories. Based on this review the Compensation Committee approved a 5% merit increase for Mr. Pagliara and Ms. Sherrod-Campanizzi, effective April 1, 2014.

        Effective March 31, 2014, Mr. Ramírez received a 5% increase in base salary from $550,000 to $577,500 in connection with his entering into a new employment agreement with the Company and to align his salary with market levels.

        For more information about the 2014 base salaries for each of our named executive officers, please refer to the "Salary" column of and the related footnotes to the "2014 Summary Compensation Table" on page 26.

Short-Term Incentive Compensation

        The STI plan is designed to motivate our named executive officers to achieve each year's business plan objectives and individual performance goals.

        As part of its annual management performance evaluation, the Compensation Committee reviewed the threshold, target and maximum award opportunities for each of the named executive officers under the STI plan, which were expressed as a percentage of base salary. During the annual review process the Compensation Committee did not adjust the target STI opportunity for the named executive officers, because the levels were already competitively positioned.

        The threshold, target and maximum levels for the named executive officers are set forth in the table below.

Named Executive Officer	Threshold	Target	Maximum
L. Ramírez	40%	80%	160%
R. Guba	32.5%	65%	130%
J. Durkee	32.5%	65%	130%
T. Pagliara	32.5%	65%	130%
P. Sherrod-Campanizzi	27.5%	55%	110%
N. Riddle	30%	60%	120%

Performance Objectives

        The performance objectives for the short-term incentive opportunity for each named executive officer were allocated between financial objectives and individual objectives as follows:

	Financial Objectives
Executive Level	Business Segment EBITDA	Consolidated EBITDA	Individual Objectives
Senior Corporate Executives(1)	—	80%	20%
Senior Business Unit Executives(2)	50%	30%	20%

(1)
Senior Corporate Executives include Messrs. Ramírez, Pagliara and Guba.

(2)
Senior Business Unit Executives include Mr. Durkee (Auxiliary Products), Ms. Sherrod-Campanizzi (Electrical Solutions) and Mr. Riddle (Nuclear Services).

Financial Objectives

        The financial objectives for the 2014 STI plan were based on EBITDA, excluding stock-based compensation. Over the past several years, the STI program utilized operating income as the financial metric. The Compensation Committee, however, decided to change the financial metric for 2014 to EBITDA because such measure: (i) excludes non-cash expense impact of purchase price accounting arising from acquisitions and thus is more consistent with the Company's long-term strategic plan; (ii) maintains focus on profitability of the entire Company; and (iii) is an investor-preferred metric.

        The Compensation Committee established threshold, target and maximum performance levels for the EBITDA goals for both the corporate and divisional level executives. If actual performance for an EBITDA goal fell below the threshold level, then no bonus would be funded with respect to that goal. If actual performance for an EBITDA goal exceeded the maximum performance level, then the bonus for that goal would be capped.

        The 2014 EBITDA targets and actual performance results for purposes of the STI plan were as follows (in thousands):

EBITDA (thousands)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual Results	Actual Payout Level
Consolidated	$27.00	$30.00	$36.702	$30.20	101%
Divisional Level
Auxiliary Products	$16.74	$18.60	$20.952	$22.35	200%
Electrical Solutions	$12.06	$13.40	$14.284	$5.27	0%
Nuclear Services	$13.77	$15.30	$17.282	$18.17	200%

  Individual Goals

        The Compensation Committee bases a meaningful portion of the short-term incentive opportunity on the achievement of individual goals, in order to provide the flexibility to recognize, differentiate and reward individual performance.

        Each named executive officer has three individual goals, one of which has a long-term focus and each with specific weightings and key performance indicators. The individual goals for each named executive officer are summarized below.

Name	Individual Goals
L. Ramírez	• Develop long-term strategic options for inorganic growth (6.7%)
• Increase external focus on customers and stakeholders (6.7%)
• Improve Board communication (6.7%)
R. Guba	• Create multi-year plan for long-term corporate infrastructure design (6.7%)
• Complete organizational design and talent top-grading, establish financial planing and analysis function, and implement consistent closing schedule (6.7%)
• Identify and drive projects to achieve baseline operating expenses, complete assessment of ADP payroll migration, and complete redesign of services billing system (6.7%)
J. Durkee	• Develop after-market/solutions business plan to consolidated TOG/CFI and Filter business for 2015 growth (5%)
• Drive safety culture through implementation of safety scorecard and quarterly operating reviews (5%)
• Deliver NPI savings from filter house engineering and drafting improvements; LEAN manufacturing for improved on-time delivery (10%)
T. Pagliara	• Complete three year strategic plan for IT Department that addresses (i) blue print of "to be" infrastructure and organizational structure and (ii) multigenerational action plan (7.5%)
• Complete enterprise risk management phase II assessment process by end of 2014 with plan for full implementation of enterprise risk management by end of 2015 (2.5%)
• Develop potential strategic improvement alternatives for underperforming operations (10%)
P. Sherrod-Campanizzi	• Complete Global Power Gulf region multi-facility plan (5%)
• Improve safety levels through implementation of a safety scorecard and quarterly operating reviews (5%)
• Implement LEAN manufacturing and procurement savings and deliver certain productivity and savings metrics (10%)
N. Riddle	• Develop commercial growth plans to expand into new markets (10%)
• Establish commercial leadership structure, project management teams, and supporting functions and warehouse repositioning (5%)
• Implement human performance measurements and benchmark against best in class in industry (5%)

Payouts

        The independent members of the Board reviewed Mr. Ramírez's performance with respect to his 2014 individual goals. With regard to the other named executive officers, Mr. Ramírez made recommendations to the Compensation Committee concerning the level of performance of each officer with respect to the person's goals for 2014. After taking Mr. Ramírez's recommendations into consideration, and after making its own assessment of each executive's performance, the Compensation Committee and independent members of the Board approved the following individual achievement levels: Ramírez—100%, Guba—100%; Durkee—100%; Pagliara—100%; Sherrod-Campanizzi—0%; and Riddle—0%.

        The amount of the 2014 short-term incentive for each named executive officer is set forth in the "Non-Equity Incentive Plan Compensation" column of, and the related footnotes to, the "2014 Summary Compensation Table" of this proxy statement at page 26. For more information on the 2014 STI opportunities for our named executive officers, please refer to the table "2014 Grants of Plan-Based Awards" in this proxy statement on page 28.

Long-Term Incentive Compensation

        Under the 2014 LTIP program, 2/3 of each named executive officer's LTI opportunity is allocated to performance-based RSUs that are based on two-equally weighted goals (aggregate operating margin and total shareholder return relative to the Russell 2000 Index), each measured over a 3 year performance period. This allocation is designed to emphasize pay-for-performance while focusing our executives on achieving sustainable long-term results.

        The remaining 1/3 of each named executive officer's LTI opportunity is allocated to time-based RSUs which vest ratably over a 3-year period. Time-based awards help address retention concerns that may be caused by the variability of our incentive program.

Grants During Annual Grant Cycle

        As part of its annual management performance evaluation, the Compensation Committee reviewed the LTI award levels for our named executive officers. When considering appropriate award levels, the Compensation Committee considered its assessment of each executive's general performance during the year, as well as his or her relative roles and responsibilities and potential within the Company, the estimated accounting expense, our burn rate, the potential dilution that will occur to our stockholders and the median levels of market surveys. Based on this information, the Committee decided to grant each named executive officer the number of RSUs as illustrated below.

        As described above, the number of RSUs granted to each named executive officer was allocated 2/3 to performance-based RSUs and 1/3 to time-based RSUs.

Name	2013 RSU Grant	2014 RSU Grant
L. Ramírez	33,500	35,000
R. Guba	14,000	11,000
J. Durkee	—	11,000
T. Pagliara	9,000	11,000
P. Sherrod-Campanizzi	5,500	11,000
N. Riddle	12,507	10,000

        The performance goals and payout schedule for the 2014 performance-based RSU grants are summarized below:

Operating Margin (50% of Performance-Based RSUs)			Relative TSR (50% of Performance- Based RSUs)
Operating Margin		Payout (% of Target)	Relative TSR	Payout (% of Target)
Maximum	6.6%	200%	> 90th Percentile	200%
Target	6.0%	100%	70th Percentile	150%
Threshold	5.4%	50%	50th Percentile	100%
Below Threshold	< 5.4%	0%	40th Percentile	50%
			< 40th Percentile	0%

Special Equity Award

        In connection with Mr. Ramírez's new employment agreement, the Company granted Mr. Ramírez a special award of 15,000 RSUs, which is described in more detail in the Executive Summary above.

Payout of Legacy Performance-Based RSUs

        Mr. Ramírez received a grant of legacy performance-based RSUs in 2012, and Mr. Pagliara and Ms. Sherrod-Campanizzi received grants of performance-based RSUs in 2011 and 2012. The performance target for purposes of these performance-based RSUs allocated to the 2014 performance cycle was operating income of $21.1 million. For this purpose, we define operating income as the subtotal of net income or (loss) for the year plus: (i) the following to the extent deducted in calculating net income for such period: interest charges; letter of credit fees; the provision for federal, state, local and foreign income taxes; other non-recurring, non-cash expenses; and any other non-cash write-downs or non-cash write-offs including fixed asset impairment or write-downs, intangible asset impairments, deferred tax asset write-offs and non-cash stock compensation expenses; and minus (ii) the following, to the extent included in calculating such net income: federal, state, local and foreign income tax benefits recorded by the Company; interest income; and all extraordinary, non-recurring, non-cash items increasing net income for such period.

        The legacy performance-based RSUs for the 2014 performance cycle had separate payout levels for performance at 90% of target, 95% of target and 100% of target as described below.

Percentage of Target Attained	Payout
90% but less than 95%	50%
95% but less than 100%	75%
100% or more	100%

        Our 2014 operating income was $19.67 million, which resulted in 50% payout for units allocated to the 2014 performance period (i.e., 12.5% of the 2011 and 2012 grants). For each named executive officer's actual payout, please refer to the "2014 Stock Vested" section on page 31 of this proxy statement.

Section 3: Compensation Consultant and Peer Group

Compensation Consultant

        In 2014, the Compensation Committee retained Meridian Compensation Partners, LLC ("Meridian") to serve as its independent consultant to assist in developing and reviewing our executive compensation program. Meridian reports directly to the Committee and serves at the sole discretion of the Committee. It does not perform any other services for the Company. The Compensation Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Compensation Committee.

        We believe that each element of our compensation program should remain competitive in order to retain, and, if necessary, attract experienced, high-caliber executives. To achieve this objective, Meridian was asked to review competitive compensation data, compare current compensation levels to the market, and assist in establishing compensation levels. The market data was derived from several sources, including the companies in a compensation peer group established by the Compensation Committee, with the advice of Meridian, and selected compensation surveys. Each of these sources is described below.

Compensation Peer Group

        Our compensation peer group consists of companies that have the same General Industry Classification, operate similar lines of business and operations as the Company, and represent the market in which we compete for executive talent and leadership. Based on these factors, and upon the advice and recommendation of Meridian, the Compensation Committee modified the compensation peer group to: (i) remove Aegion Corporation, Astec Industries, Inc., Team, Inc. and Foster Wheeler AG; and (ii) add Chart Industries, Inc., Furmanite Corp., and Ingersoll Rand. These changes were made to reflect the evolving market in which we compete for executive talent.

        The members of the compensation peer group for 2014 compensation decisions were as follows:

Compensation Peer Group
AZZ Inc	Graham Corp.
Babcock & Wilcox Co.	Ingersoll Rand
CECO Environmental Corp.	Matrix Service Company
Chart Industries, Inc.	MYR Group Inc.
Chicago Bridge & Iron Co.	PMFG Inc.
Donaldson Company Inc.	Powell Industries Inc.
Dycom Industries Inc.	Willbros Group Inc.
Furmanite Corp.

Section 4: Additional Compensation Matters

Severance and Change in Control Protections

Employment Agreements for Messrs. Ramírez and Pagliara

        We have entered into employment agreements with Messrs. Ramírez and Pagliara, which entitle them to severance benefits in the event of an involuntary termination of employment without "cause," termination by the executive for "good reason," (each as defined in his respective employment agreement) or if the Company elects not to renew the term of his agreement. In exchange for the severance benefits, the named executive officers must sign a release of claims against the Company, agree not to disclose Company confidential information, and agree not to compete against the Company or solicit its employees or customers. These provisions protect the Company's interests and help to ensure its long-term success. On March 20, 2015, Mr. Ramírez resigned from his positions as President and Chief Executive Officer, effective immediately.

        On March 20, 2015, we entered into a separation agreement with Mr. Ramírez in connection with his termination of employment. Under his separation agreement, Mr. Ramírez is entitled to receive: (i) salary continuation for one year; (ii) his 2014 annual bonus; (iii) a pro-rated 2015 annual bonus, the amount of which, if any, will be dependent upon actual performance by the Company during all of 2015, determined treating individual goals as having been achieved at "target" level; and (iv) reimbursement of reasonable legal fees of up to $10,000. Mr. Ramírez will also be vested in (i) 26,010 RSUs that will be paid to him by April 3, 2015; (ii) 16,500 RSUs that will be paid to him, subject to achievement by the Company of certain performance and market goals, by March 31, 2016; and (iii) 9,462 RSUs that will be paid to him, subject to achievement by the Company of certain performance and market goals, by March 31, 2017. Depending upon the extent to which the Company achieves the relevant performance and market goals, the number of RSUs to be paid to Mr. Ramírez by March 31, 2016 and by March 31, 2017, respectively, could vary from zero (if the relevant goals are missed entirely), to 33,000 by March 31, 2016 and to 18,924 by March 31, 2017, respectively (if the relevant goals are achieved at maximum levels). The Separation Agreement also includes a standard non-disparagement covenant, as well as a release of claims, and requires Mr. Ramírez to reaffirm the restrictive covenants in his employment agreement.

Severance Arrangement with Mr. Guba

        In connection with Mr. Guba's appointment and the Company's strategic decision to not enter into employment agreements with new hires, Mr. Guba entered into a "severance arrangement" with the Company. Pursuant to his severance arrangement, in the event that Mr. Guba's employment were terminated without cause or he resigned for good reason, Mr. Guba would be eligible to receive severance benefits. Reduced severance levels would be available in the event of his death or disability. In exchange for the severance benefits, Mr. Guba must sign a release of claims against the Company, agree not to disclose Company confidential information, and agree not to compete against the Company or solicit its employees or customers.

Separation Agreements with Ms. Sherrod-Campanizzi and Mr. Riddle

        In January 2015, we entered into separation agreements with Ms. Sherrod-Campanizzi and Mr. Riddle, each in connection with his or her termination of employment. Under their respective separation agreements, Ms. Sherrod-Campanizzi and Mr. Riddle would each be entitled to receive: (i) base salary continuation for one year; and (ii) annual incentive for the 2014 fiscal year, based on actual Company and individual performance during the entire fiscal year. Each former executive was also entitled to pro-rata vesting under his or her equity award agreements. Neither Ms. Sherrod-Campanizzi nor Mr. Riddle are eligible to receive an annual incentive for the 2015 fiscal year.

Change in Control Protections

        The RSUs granted to our named executive officers in prior years provide for full accelerated vesting of all RSUs (including both time-based and performance-based RSUs) if the Company undergoes a change in control. If our stockholders approve our 2015 Equity Incentive Plan, as more fully described under Proposal 4 on page 36, all equity awards granted thereafter will provide for "double trigger" vesting of equity awards assumed in a change in control transaction, so that the awards will not automatically vest on a change in control. Instead, the awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date or, if earlier, upon a termination without cause or resignation for good reason within two years after a change in control.

        The named executive officers are not entitled to enhanced cash severance benefits as the result of a change in control, and we do not provide excise tax gross-up protection with respect to any benefits received in connection with a change in control.

Retirement and Welfare Benefits

        We make available to each of our named executive officers certain benefits that are generally available to all salaried employees, including medical, dental, vision, life, accidental death and dismemberment, travel accident and short and long-term disability insurance. All of our named executive officers are entitled to participate in the Company's 401(k) plan and its flexible spending benefit plan and are entitled to four weeks of paid vacation each year. We make these benefits available so that we can provide a competitive compensation package to our salaried employees and our named executive officers.

Perquisites

        We provided our named executive officers several perquisites in 2014, which are explained more fully in the footnotes to the "All Other Compensation" column of the "2014 Summary Compensation Table" on page 26.

Stock Ownership Guidelines

        In 2011, the Compensation Committee approved stock ownership guidelines for the Company's executive officers in order to further align the interests of the Company's executive officers with the interests of the Company's other stockholders. Under the guidelines, each named executive officer is expected to accumulate the lesser of the fixed and variable number of shares as follows:

Position	Fixed Number of Shares	Variable Number of Shares
Chief Executive Officer	75,000	3x Base Salary
Other Named Executive Officers	40,000	2x Base Salary

        The target date for any new named executive officers to meet these stock ownership guidelines is five years from the date of his or her appointment or hire date. For purposes of these guidelines, the named executive officer will be deemed to "own" shares of the Company's Common Stock that are beneficially owned by such person, including shares underlying equity awards that will pay out within 60 days of the applicable measuring date.

Name	Ownership Guideline by Target Date (based on 3/11/2015 stock price)	Beneficial Ownership (as of 3/11/2015)
L. Ramírez	75,000	50,724
R. Guba*	40,000	3,924
J. Durkee*	40,000	1,223
T. Pagliara*	40,000	43,854

*
Mr. Guba was hired on 11/18/2013, Mr. Pagliara was hired on 4/5/2010 and Mr. Durkee was hired on 10/1/2013. They have five years from the date of hire to achieve the required ownership levels.

        The Compensation Committee will periodically review and adjust, if appropriate, the fixed number of shares based on stock price, adjustments to compensation, evolving market practices, and such other factors as it deems appropriate. In establishing a named executive officer's total direct compensation each year, the Compensation Committee may consider each named executive officer's compliance with these guidelines.

Claw-Back Policy

        In 2010, the Board approved a compensation recovery policy applicable to executive officers that, in general, provides that for every STI or other performance-based compensation awarded to a named executive officer on or after January 1, 2011, the named executive officer must repay or forfeit compensation received by him or her from such award if:

  •
  the payment, granting or vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of the Company's consolidated financial statements;

  •
  the Board determines in its sole discretion that the named executive officer engaged in fraud or misconduct that caused or contributed to the need for the restatement;

  •
  the named executive officer received more compensation than he or she would have than if the financial results had been properly reported; and

  •
  the Board determines in its sole discretion that it is in the best interests of the Company and its stockholders for the named executive officer to repay or forfeit all or any portion of the compensation.

        The claw-back policy supports the accuracy of our financial statements and, in conjunction with our stock ownership guidelines, helps to align the interests of our named executive officers with those of our stockholders. In light of our pay-for-performance culture, we felt strongly that our executives should be held to this higher standard of accountability.

Risk Assessment

        The Company believes that its compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. Although a significant portion of our executive compensation program is performance-based, we have focused on aligning our compensation policies with the long-term interests of our stockholders and avoiding rewards that could create excessive or inappropriate risks to the Company, as evidenced by policies and practices below.

  Risk Reducing Policies and Practices

  •
  Balanced Mix of Compensation Elements.  Our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles.

  •
  Balanced Mix of Performance Metrics.  We do not use highly-leveraged performance goals. Instead, incentive opportunities are based on a balanced mix of performance metrics that promote disciplined progress toward long-term goals, and all payouts are capped at a pre-established percentage of the target payment opportunity.

  •
  Scrutinized Financial Goals and Results.  Our financial goals and results directly tie to our audited financial statements, subject to adjustments outlined in our incentive plans. These results are highly scrutinized by our finance and accounting departments as well as our external auditor.

  •
  Discretion to Adjust Compensation.  We retain discretion to adjust compensation levels based on the quality of Company performance, individual performance and adherence to the Company's ethics and compliance programs, among other things.

  •
  Focus on Long-Term Horizon.  Our LTI opportunities generally vest over a period of three years in order to focus our executives on long-term performance and enhance retention.

  •
  Outside Consultants.  Utilizing the expertise of outside consultants, we evaluate our compensation programs and practices against our established peer group to confirm that our compensation programs are consistent and competitive with market practice.

  •
  Risk Mitigating Strategies.  As described above, we have adopted several risk mitigating strategies, such as stock ownership guidelines and a "claw-back" policy.

Section 162(m) of the Tax Code

        Section 162(m) of the Internal Revenue Code ("Section 162(m)") provides that the Company generally may not deduct, for federal income tax purposes, annual compensation in excess of $1 million paid to certain named executive officers. Certain "performance-based compensation" paid pursuant to stockholder approved plans is not subject to the deduction limit. The Compensation Committee, however, retains the flexibility to award cash or equity compensation to an executive that is not deductible under Section 162(m) if we believe that it is in our stockholders' best interests.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Compensation Committee Report was approved by the Compensation Committee prior to Mr. Cryan's appointment as President and Chief Executive Officer and simultaneous removal from the Compensation Committee on March 20, 2015.

Compensation Committee:
Terence J. Cryan (Chair)
Carl Bartoli
Frank E. Williams, Jr.
Michael E. Rescoe

2014 SUMMARY COMPENSATION TABLE

        The following table presents information regarding the compensation earned by our former Chief Executive Officer, Chief Financial Officer and the next three highest paid executive officers in each of 2012, 2013, and 2014. We sometimes refer to these individuals collectively as our "named executive officers."

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
Luis M. Ramírez	2014	570,794	—	1,134,516	483,293	49,950	2,238,553
Former President and Former Chief	2013	550,000	—	705,973	88,000	8,750	1,352,723
Executive Officer(1)	2012	275,000	—	451,947	177,497	117,537	1,021,981
Raymond Guba	2014	390,000	—	240,127	268,299	1,950	900,376
Senior Vice President and Chief	2013	45,000	64,000	267,913	—	—	376,913
Financial Officer
John Durkee	2014	320,000	—	240,127	316,171	9,653	885,951
President Auxiliary Products(2)
Tracy D. Pagliara	2014	328,609	—	276,719	226,132	9,330	840,790
Chief Administrative Officer, General	2013	316,725	—	277,180	36,894	7,045	637,844
Counsel & Secretary	2012	316,725	100,000	296,968	186,878	12,143	912,714
Penny Sherrod-Campanizzi	2014	313,431	—	285,398	55,684	16,250	670,763
Former President of Electrical Solutions(3)	2013	302,000	74,074	148,796	133,686	36,207	694,763
Neil Riddle	2014	330,000	—	218,297	261,957	8,940	819,194
Former President Nuclear Services(4)

(1)
Mr. Ramírez resigned from his positions as President and Chief Executive Officer effective March 20, 2015.

(2)
On January 14, 2015, Mr. Durkee's title was changed to President of Global Power Services.

(3)
Ms. Sherrod-Campanizzi separated from employment with the Company effective January 5, 2015.

(4)
Mr. Riddle resigned from his position as President of Nuclear Services effective November 17, 2014 and separated from employment with the Company effective January 5, 2015.

(5)
This column reflects the aggregate grant date fair value of restricted stock units ("RSUs") granted to our named executive officers in the applicable year, computed in accordance with FASB ASC Topic 718. For 2013 and 2014, the Compensation Committee approved a RSU award for each of the named executive officers, 1/3 of which vests based on continued employment, 1/3 of which vests based on both continued employment and the satisfaction of a three-year company-specific performance goal ("performance-based RSUs") and the other 1/3 of which vests based on both continued employment and the satisfaction of a three-year market-based performance goal ("market-based RSUs"). The grant date fair value of the performance-based RSUs was based on the probable outcome of the applicable performance conditions as of the date of grant. The grant date fair value of those awards, assuming that the highest level of performance would be achieved, is as follows: for Mr. Ramírez: $662,993; for Mr. Guba: $145,873; for Mr. Durkee: $145,873; for Mr. Pagliara: $145,873; for Ms. Sherrod-Campanizzi: $145,873; and for Mr. Riddle: $132,627. The grant date fair value of the 2014 market-based RSUs was based on the target outcome of the applicable performance conditions as of the date of grant which is the same grant date fair value based on the highest level of performance in accordance with FASB ASC Topic 718. This column also reflects the aggregate grant date fair value of certain legacy performance-based RSUs and a special equity award to Mr. Ramírez, which are described in more detail in the table "2014 Grants of Plan-Based Awards" on page 28. For a discussion of the assumptions we made in valuing the stock awards, see "Note 2 Summary of Significant Accounting Policies—Stock-Based Compensation Expense" in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

(6)
This column reflects amounts earned by our named executive officers under our short-term incentive plan. The terms of the plan are described more fully in the "Compensation Discussion and Analysis" section of this proxy statement beginning on page 15.

(7)
The amounts in the All Other Compensation column are valued on the basis of the aggregate incremental cost to us and consist of the following compensation items for 2014: for Mr. Ramírez, 401(k) matching contributions of $8,750, legal fees of $23,994, and executive health benefits of $12,500 grossed-up to $17,206; for Mr. Guba, 401(k) matching contributions of $1,950; for Mr. Durkee, 401(k) matching contributions of $2,954, relocation fees of $1,425, and housing fees of $5,274; for Mr. Pagliara, 401(k) matching contributions of $7,005, tax preparation fees of $2,325; for Ms. Sherrod-Campanizzi, 401(k) matching contributions of $8,750 and housing expenses of $7,500; and for Mr. Riddle, 401(k) matching contributions of $8,940.

Employment and Other Agreements.

        The key terms of the current employment agreements with each of our named executive officers are set forth below.

  Mr. Ramírez's Employment Agreement and Separation Agreement

        Effective as of March 31, 2014, we entered into an employment agreement with Mr. Ramírez, our former President and Chief Executive Officer, which term would have ended July 1, 2016. Pursuant to his employment agreement, Mr. Ramírez received a base salary of $577,500 per year and was entitled to an annual bonus opportunity under our short-term incentive plan, with a minimum, target, and maximum opportunity of 40%, 80%, and 160% of his base salary, respectively. In connection with his employment agreement, the Company also granted Mr. Ramírez a special equity award of 15,000 RSUs, 2/3 of which were performance-based and 1/3 of which were time-based. Mr. Ramírez's employment agreement also contains customary confidentiality, nonsolicitation and noncompetition covenants. The nonsolicitation and noncompetition obligations shall continue for twelve months from the date of his resignation. The confidentiality obligations continue indefinitely.

        On March 20, 2015, we entered into a separation agreement with Mr. Ramírez. Under his separation agreement, Mr. Ramírez is entitled to receive: (i) salary continuation for one year; (ii) his 2014 annual bonus; (iii) a pro-rated 2015 annual bonus, the amount of which, if any, will be dependent upon actual performance by the Company during all of 2015, determined treating individual goals as having been achieved at "target" level; and (iv) reimbursement of reasonable legal fees of up to $10,000. Mr. Ramírez will also vest in his restricted share units in accordance with the terms of the separation agreement which are outlined in "Executive Compensation—Section 4: Additional Compensation Matters."

  Mr. Guba's Severance Arrangement

        We entered into a Severance Arrangement with Mr. Guba effective as of November 18, 2013 which provides certain severance protections upon a termination of employment by the Company other than for disability, death, or cause or by Mr. Guba for "good reason." Mr. Guba's Severance Arrangement also contains customary confidentiality, nonsolicitation and noncompetition covenants. The nonsolicitation and noncompetition obligations continue for twelve months after termination. The confidentiality obligations continue indefinitely.

  Mr. Pagliara's Employment Agreement

        We entered into an employment agreement with Mr. Pagliara on March 22, 2010. The agreement had an initial term of two years, but automatically renews for a one-year term at the end of the initial or additional employment term, unless we have provided him with advance written notice of termination. Pursuant to his employment agreement, Mr. Pagliara receives a base salary of not less than $300,000 per year and is entitled to an annual bonus opportunity under our short-term incentive plan target opportunity of 55%. Mr. Pagliara's employment agreement also contains customary confidentiality, nonsolicitation and noncompetition covenants. The nonsolicitation and noncompetition obligations continue for twelve months after termination. The confidentiality obligations continue indefinitely.

  Mr. Durkee's Offer Letter

        In September 2013, we entered into an offer letter with Mr. Durkee, which set forth his title, base salary at $320,000, a target short-term incentive opportunity at 65% of base salary, and an 2014 long-term incentive award of 11,000 RSUs, 2/3 of which are performance-based and 1/3 of which are time-based.

  Ms. Sherrod-Campanizzi's Offer Letter and Separation Agreement

        In October 2012, we entered into an offer letter with Ms. Sherrod-Campanizzi, which set forth her title, base salary at $302,000, target short-term incentive opportunity at 55% of base salary, and certain severance benefits upon a termination without cause.

        Effective as of January 5, 2015, we entered into a Separation Agreement with Ms. Sherrod-Campanizzi replacing the severance terms under her employment agreement. Pursuant to her Separation Agreement, Ms. Sherrod-Campanizzi was entitled to (i) salary continuation for one year and (ii) annual incentive for the 2014 fiscal year, based on actual performance.

  Mr. Riddle's Offer Letter and Separation Agreement

        In February 2013, we entered into an offer letter with Mr. Riddle, which set forth his title, base salary at $330,000, a target short-term incentive opportunity at 60% of base salary, and certain severance benefits upon a termination without cause.

        Effective as of January 5, 2015, we entered into a Separation Agreement with Mr. Riddle replacing the severance terms under his employment agreement. Pursuant to his Separation Agreement, Mr. Riddle was entitled to (i) salary continuation for one year and (ii) annual incentive for the 2014 fiscal year, based on actual performance.

2014 GRANTS OF PLAN-BASED AWARDS

        The following table presents information relating to short-term incentives and RSUs granted to our named executive officers in 2014.

        For 2014, the Compensation Committee granted STI opportunities to each named executive officer under the short-term incentive plan. The Compensation Committee also approved a LTI opportunity in the form of an RSU award for each of the named executive officers. One-third of each RSU award vests based on continued employment ("time-based RSUs" or "TRSUs"), one-third of the RSU award vests based on both continued employment and the satisfaction of a three-year company-specific performance goal ("performance-based RSUs" or "PRSUs") and the other one-third of the RSU award vests based on both continued employment and the satisfaction of a three-year market-based performance goal ("market-based RSUs" or "MRSUs").

        In connection with his new employment agreement, Mr. Ramírez was also granted a special equity award of 15,000 RSUs, 2/3 of which were performance-based and contingent upon the Company's achievement of 2014 EBITDA performance objectives and 1/3 of which were time-based and vested on December 31, 2014.

        In addition, Mr. Ramírez received a grant of RSUs in 2012, and Mr. Pagliara and Ms. Sherrod-Campanizzi received grants of RSUs in 2011 and 2012 (collectively, the "legacy performance-based RSUs" or "LRSUs"). These performance awards were segregated into four separate vesting installments, each of which was dependent upon the satisfaction of separate annual performance goals for each installment. For 2014, the performance goal was an operating income target of $21.1 million. Because the performance goals are set each year, we consider each installment as a separate annual grant for purposes of reporting the value of stock awards. The LRSUs listed below are allocated to the 2014 performance period and therefore were treated as granted in 2014.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)
											Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Approval Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Luis M. Ramírez
Short-Term Incentive Plan	N/A	N/A	STI	228,318	456,635	913,270					N/A
2011 Equity Incentive Plan	3/31/2014	3/31/2014	TRSU							11,667	232,057
	3/31/2014	3/31/2014	MRSU				5,834	11,667	23,334		299,946
	3/31/2014	3/31/2014	PRSU				5,833	11,666	23,333		232,047
	2/12/2014	7/1/2012	LRSU				2,094	4,188			72,117
Special Equity Award	3/31/2014	3/31/2014	TRSU							5,000	99,450
	3/31/2014	3/31/2014	PRSU				—	10,000	—		198,900
Raymond Guba
Short-Term Incentive Plan	N/A	N/A	STI	126,750	253,500	507,000					N/A
2011 Equity Incentive Plan	3/31/2014	3/31/2014	TRSU							3,667	72,937
	3/31/2014	3/31/2014	MRSU				1,833	3,666	7,332		94,253
	3/31/2014	3/31/2014	PRSU				1,834	3,667	7,334		72,937
John Durkee
Short-Term Incentive Plan	N/A	N/A	STI	104,000	208,000	416,000					N/A
2011 Equity Incentive Plan	3/31/2014	3/31/2014	TRSU							3,667	72,937
	3/31/2014	3/31/2014	MRSU				1,833	3,666	7,332		94,253
	3/31/2014	3/31/2014	PRSU				1,834	3,667	7,334		72,937
Tracy D. Pagliara
Short-Term Incentive Plan	N/A	N/A	STI	106,798	213,596	427,192					N/A
2011 Equity Incentive Plan	3/31/2014	3/31/2014	TRSU							3,667	72,937
	3/31/2014	3/31/2014	MRSU				1,833	3,666	7,332		94,253
	3/31/2014	3/31/2014	PRSU				1,834	3,667	7,334		72,937
	2/12/2014	3/22/2012	LRSU				563	1,125			19,373
	2/12/2014	7/21/2011	LRSU				500	1,000			17,220
Penny Sherrod—Campanizzi
Short-Term Incentive Plan	N/A	N/A	STI	86,194	172,387	344,774					N/A
2011 Equity Incentive Plan	3/31/2014	3/31/2014	TRSU							3,667	72,937
	3/31/2014	3/31/2014	MRSU				1,833	3,666	7,332		94,253
	3/31/2014	3/31/2014	PRSU				1,834	3,667	7,334		72,937
	2/12/2014	3/22/2012	LRSU				344	687			11,830
	2/12/2014	7/21/2011	LRSU				344	687			11,830
	2/12/2014	3/14/2011	LRSU				628	1,255			21,611
Neil Riddle
Short-Term Incentive Plan	N/A	N/A	STI	99,000	198,000	396,000					N/A
2011 Equity Incentive Plan	3/31/2014	3/31/2014	TRSU							3,333	66,293
	3/31/2014	3/31/2014	MRSU				1,667	3,333	6,666		85,691
	3/31/2014	3/31/2014	PRSU				1,667	3,334	6,668		66,313

(1)
These columns show the dollar value of the potential payout to each named executive officer for 2014 under our short-term incentive plan at threshold, target and maximum levels. Amounts we actually paid during 2015 for 2014 performance under the short-term incentive plan are included in the "Non-Equity Incentive Plan Compensation" column of the "2014 Summary Compensation Table" on page 26.

(2)
These columns show the number of units that could be paid to each named executive officer under our performance-based RSUs and market-based RSUs granted in 2014. These awards are subject to a three-year performance period commencing January 1, 2014 and ending December 31, 2016 and provide for separate payout levels ranging from 0% to 200%. These columns also reflect the legacy performance-based RSUs allocated to the 2014 performance period that were approved in 2011 and 2012, which provide for separate payout levels for performance at 90% of target (50% payout) and 100% of target (100% payout), with no additional payout above the "target" performance level. Dividends paid on the underlying shares during the performance and vesting period are accumulated and paid in cash upon vesting. These columns also show the 10,000 performance-based RSUs which were granted to Mr. Ramírez in connection with a special equity award.

(3)
This column shows the number of time-based RSUs granted to each named executive officer in 2014. The time-based RSUs vest ratably over a 3-year period. This column also shows the 5,000 time-based RSUs that vested on December 31, 2014 and which were granted to Mr. Ramírez in connection with a special equity award. Dividends paid on the underlying shares during the vesting period are accumulated and paid in cash upon vesting.

(4)
These amounts reflect the aggregate grant date fair value of the equity awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions we made in valuing the stock awards, see "Note 2—Summary of Significant Accounting Policies—Stock-Based Compensation Expense" in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information regarding each unvested RSU award held by each of our named executive officers as of December 31, 2014.

Name	Number of Shares or Units That Have Not Vested (#)(1)(4)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)(2)
Luis M. Ramírez	29,581	408,154	27,021	373,160
Randy Guba	6,778	93,604	8,333	115,079
John Durkee	3,667	50,641	3,667	50,641
Tracy D. Pagliara	9,980	137,824	7,792	107,608
Penny Sherrod-Campanizzi	9,523	131,513	6,187	85,442
Neil Riddle	6,112	84,407	7,503	103,616

(1)
This column reflects the unvested time-based RSUs and legacy performance-based RSU's for the 2014 performance period at threshold held by each named executive officer as of December 31, 2014.

(2)
The market value of the unvested awards is computed by multiplying the closing market price of our Common Stock on the last trading day of 2014 ($13.81) by the number of unvested time-based RSUs held by each named executive officer.

(3)
This column reflects the sum of the unvested performance-based and market-based RSUs held by each named executive officer as of December 31, 2014, as well as the legacy performance-based RSUs allocated to the 2015 and 2016 performance periods. We have reported all of the legacy performance-based RSUs at the "target" level and the performance-based and market-based RSUs at the threshold level.

(4)
The following table shows the vesting schedules for the unvested time-based RSUs and legacy performance-based RSUs outstanding as of December 31, 2014. Performance shares are calculated at threshold.

Name	March 31, 2015	March 31, 2016	March 31, 2017
Luis M. Ramírez	13,893	27,154	15,556
Randy Guba	2,779	7,444	4,889
John Durkee	1,233	1,222	4,889
Tracy D. Pagliara	5,411	7,472	4,889
Penny Sherrod-Campanizzi	5,780	5,042	4,889
Neil Riddle	2,501	6,669	4,445

 2014 STOCK VESTED

        The following table sets forth certain information concerning the vesting of time-based and performance-based RSUs held by our named executive officers during 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Luis M. Ramírez	22,910	$364,480
Randy Guba	1,556	$30,949
John Durkee	0	$0
Tracy D. Pagliara	7,292	$145,038
Penny Sherrod-Campanizzi	3,242	$64,483
Neil Riddle	1,390	$27,647

(1)
Includes the time-based RSUs that vested on March 31, 2014. This column also includes 15,000 shares which vested on December 31, 2014 pursuant to Mr. Ramírez's special equity award.

(2)
Based on the closing price of the Common Stock on the vesting date.

Equity Compensation Plan Table

As of December 31, 2014

        The following table provides information as of December 31, 2014 with respect to the shares of our Common Stock that may be issued under our existing equity compensation plans, plus certain non-stockholder approved plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(2)
Equity compensation plans approved by security holders	477,927	$—	360,172
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	477,927	$—	360,172

(1)
This column represents the number of shares of our Common Stock that may be issued in connection with the 2011 Equity Incentive Plan. The shares subject to outstanding awards under that plan can be forfeited and, therefore, can again become available for issuance under the plan.

(2)
This column includes 360,172 shares of our Common Stock that are available for future awards under our 2011 Equity Incentive Plan.

Pension Benefits

        We do not sponsor or maintain any pension plans for our named executive officers.

Non-qualified Deferred Compensation

        We have not adopted any non-qualified deferred contribution plans or other deferred compensation plans.

ESTIMATED PAYMENTS UPON TERMINATION
OR RELATED TO A CHANGE IN CONTROL

        The table below reflects the amount of incremental compensation to which each named executive officer, would have been entitled as a consequence of certain terminations or in connection with a change in control. The amounts shown in the table below assume that such termination or change in control was effective as of December 31, 2014 and that the price of our Common Stock upon which certain of the calculations are made was the closing price of $13.81 per share on the last trading day of 2014. Because the incremental amount of payments to be made depends on several factors, the actual amounts to be paid out upon termination of employment or a change in control can only be determined at the time of the event. None of the payments set forth below would be grossed-up for taxes. The estimated payments upon termination and change in control are as follows:

Event(1)	Luis M. Ramírez(7)	Raymond Guba	John Durkee	Tracy D. Pagliara
Disability(2)
Annual Bonus	484,663	269,055	—	226,769
Disability Benefit	288,750	195,000	—	83,143
Accelerated Vesting of Restricted Stock Units	358,880	38,378	16,890	89,392

Total:	1,132,293	502,433	16,890	399,304

Death(3)
Annual Bonus	484,663	269,055	—	226,769
Accelerated Vesting of Restricted Stock Units	358,880	38,378	16,890	89,392

Total:	843,543	307,433	16,890	316,161

Termination Without Cause(4)
Salary	577,500	390,000	—	332,571
Annual Bonus	484,663	269,055	—	226,769
Benefit Continuation	990	—	—	—
Accelerated Vesting of Restricted Stock Units	358,880	38,378	16,890	89,392

Total:	1,422,033	697,433	16,890	648,732

Termination for Good Reason(4)
Salary	577,500	390,000	—	332,571
Annual Bonus	484,663	269,055	—	226,769
Benefit Continuation	990	—	—	—
Accelerated Vesting of Restricted Stock Units	358,880	38,378	16,890	89,392

Total:	1,422,033	697,433	16,890	648,732

Change in Control(5)
Accelerated Vesting of Restricted Stock Units	1,264,015	323,762	151,910	352,155

Total:	1,264,015	323,762	151,910	352,155

Termination Following a Change in Control(6)
Salary	1,155,000	—	—	—
Annual Bonus	484,663	—	—	—
Benefit Continuation	990	—	—	—
Accelerated Vesting of Restricted Stock Units	1,264,015	—	—	—

Total:	2,904,668	—	—	—

(1)
No named executive officer would have been entitled to any severance payments if we terminated him/her for cause or he/she terminated his/her employment with us without good reason on December 31, 2014.

(2)
If terminated due to disability on December 31, 2014:

•
Each applicable named executive officer, other than Mr. Durkee, would have been entitled to receive a pro-rated annual incentive based on actual performance for the year of termination. The amount of the pro-rated annual incentive shown in the table assumes a December 31, 2014 termination and, therefore, is equal to 100% of the 2014 annual incentive that would have been payable had the executive remained employed through the annual incentive payment date in 2015.

•
For Mr. Ramírez and Mr. Guba, equals 100% of their base salary for six months, which is comprised of the 60% salary continuation benefit provided under the Company-sponsored short-term disability insurance program and the 40% supplemental disability benefit provided under their employment agreements.

For Mr. Pagliara, equals 50% of his base salary for six months, which is comprised of the 60% salary continuation benefit provided under the Company-sponsored short-term disability insurance program and the 40% supplemental disability benefit provided under his employment agreement.

•
See below for the treatment of RSUs.

(3)
Upon termination of employment by reason of death on December 31, 2014, a named executive officer's personal representative would have been entitled to the same pro-rated annual incentive to which the named executive officer would have been entitled upon termination by reason of disability. See below for the treatment of RSUs.

(4)
Upon termination of the executive by us without cause, or termination by the executive for good reason, in either case on December 31, 2014:

•
Mr. Ramírez, Mr. Pagliara, Guba would have been entitled to receive (i) salary continuation for one year and (ii) a pro-rated annual incentive based on actual performance for the year of termination.

•
See below for the treatment of RSUs.

The amounts shown in the table assume a December 31, 2014 termination and, therefore, include 100% of the annual incentive that would have been payable had the executive remained employed through the annual incentive payment date in 2015. The named executive officers generally are subject to restrictive covenants, such as confidentiality, non-solicitation, and non-compete provisions.

(5)
Upon a change in control on December 31, 2014, all RSUs held by a named executive officer that had not previously vested would fully vest, with performance awards vesting at the target level.

(6)
Upon a termination within 90 days prior to or within 2 years following a change in control, Mr. Ramírez would be entitled to the same benefits as if he terminated without cause or for good reason, but would receive salary continuation for 2 years instead of 1.

(7)
Mr. Ramírez resigned from his positions as President and Chief Executive Officer effective March 20, 2015. His actual payments upon termination are outlined in "Executive Compensation—Severance for Ms. Sherrod-Campanizzi and Messrs. Ramírez and Riddle."

Treatment of RSUs

        We have granted restricted stock unit and restricted share unit awards to our executive officers pursuant to our 2011 Equity Incentive Plan. The termination provisions of the award agreements are described below.

  •
  Awards Granted in 2011 and 2012.  The restricted share unit agreements for awards granted in 2011 and 2012 provide that:

  •
  Upon a termination by the Company without "cause" (as defined in the award agreement), by the executive officer for "good reason" (as defined in the award agreement), or due to the executive officer's death or "disability (as defined in the award agreement), each executive officer shall be entitle to pro-rated vesting of restricted share units, with the performance-based awards paid based on actual performance results (and if the termination occurred after the "required service date" (as defined in the award agreement), the restricted share units would vest in full).

  •
  Upon the consummation of a "change of control" (as defined in the equity plan), all unvested restricted share units would become fully vested.

  •
  Awards Granted in 2013 and 2014.  The restricted share unit agreements for awards granted in 2013 and 2014, pursuant to the 2011 Equity Incentive Plan, provide that:

  •
  Upon a termination by the Company without "cause" (as defined in the award agreement), by the executive officer for "good reason" (as defined in the award agreement), or due to the executive officer's death or "disability" (as defined in the award agreement), each executive officer shall be entitle to pro-rated vesting of restricted share units, with the performance-based awards paid based on actual performance results. For purposes of the table above, we have assumed "target" performance levels for the performance-based and market-based RSUs.

  •
  Upon the consummation of a "change of control" (as defined in the equity plan), all unvested time-based restricted share units would become fully vested and the "target number" (as defined in the award agreement) of performance-based restricted share units would become fully vested.

        Definitions for Mr. Ramírez and Mr. Guba .    "Cause" means: (i) the continued failure to perform duties or disregard of the directives of the Board; (ii) willful material misrepresentation; (iii) commission of any act of fraud, misappropriation or embezzlement; (iv) conviction, guilty plea or plea of nolo contendere for any crime involving dishonesty or for any felony; (v) a material breach of fiduciary duties of loyalty or care or a material violation of the Company's Code of Business Conduct and Ethics or any other Company policy; (vi) the engaging in illegal conduct, gross misconduct, gross insubordination or gross negligence that is materially and demonstrably injurious to the Company's business or financial condition; or (vii) a material breach by Executive of his representations under the employment agreement or his restrictive covenants. "Good Reason" means (i) a material reduction in title, duties, responsibilities or reporting relationship; (ii) a material reduction in base salary (other than certain across-the-board reductions) or target annual incentive opportunity; or (iii) with respect to Mr. Ramírez only, failure to initially appoint him as a member of the Board or thereafter to nominate him for re-election as a member of the Board.

        Definitions for Mr. Pagliara.    "Cause" generally means: (i) consistent failure by executive to perform duties and responsibilities as specified; (ii) a material breach of confidentiality, noncompetition or nonsolicitation covenants; (iii) commission of a felony or any crime involving theft, dishonesty or moral turpitude; (iv) commission of one or more acts or omissions that are willful and deliberate acts intended to harm or injure our business, operations, financial condition or reputation; (v) disregard of the directives of our Board of Directors; (vi) drunkenness or use of drugs that interferes with the performance of duties under the employment agreement; or (vii) any attempt to secure any personal profit in connection with our business without prior written approval by unanimous consent of our Board of Directors. "Good reason" means (1) a material diminution of duties, responsibilities or authority, or (2) a material breach of our obligations under the employment agreement, in each case subject to notice requirements and cure provisions.

        Change in Control .    A "change in control" generally means any of the following: (i) the acquisition of 50% or more of the voting stock of the Company, other than an acquisition by certain related parties or an acquisition pursuant to a transaction the primary purpose of which is to effect an equity financing of the Company; (ii) turnover of a majority of the incumbent members of our Board of Directors (other than the election of certain new directors whose election or nomination was approved by a majority of the incumbent Board of Directors); (iii) a reorganization, merger or consolidation, unless our stockholders immediately prior to the transaction own more than 50% of the Common Stock of the resulting corporation as a result of their prior ownership of the Common Stock of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) the sale or other disposition of all or substantially all of the Company's assets (other than a sale or disposition to a subsidiary).

  Severance for Ms. Sherrod-Campanizzi and Messrs. Ramírez and Riddle

        On January 5, 2015, we entered into a Separation Agreements with Ms. Sherrod-Campanizzi and Mr. Riddle. Under the terms of each of their respective Separation Agreements, each received (i) salary continuation for one year, (ii) their annual incentive for the 2014 fiscal year, based on actual performance. Additionally, their Separation Agreements provide that the restricted share units granted to each of Ms. Sherrod-Campanizzi and Mr. Riddle would vest in accordance with their applicable award agreements

        On March 20, 2015, we entered into a separation agreement with Mr. Ramírez. Under his separation agreement, Mr. Ramírez is entitled to receive: (i) salary continuation for one year; (ii) his 2014 annual bonus; (iii) a pro-rated 2015 annual bonus, the amount of which, if any, will be dependent upon actual performance by the Company during all of 2015, determined by treating individual goals as having been achieved at "target" level; and (iv) reimbursement of reasonable legal fees of up to $10,000. Mr. Ramírez will also vest in his restricted share units in accordance with the terms of the separation agreement which are outlined in "Executive Compensation—Section 4: Additional Compensation Matters."

        The following table quantifies the severance benefits provided to Ms. Sherrod-Campanizzi and Mr. Riddle in connection with their separation from the Company.

Description of Payment/Benefit	Mr. Ramírez(3)	Ms. Sherrod- Campanizzi(4)	Mr. Riddle(4)
Salary Continuation (1 year)	$577,500	$317,117	$330,000
2014 Short-Term Incentive	$483,293	$55,684	$261,957
2015 Short-Term Incentive(1)	$99,995	—	—
Equity Vesting	$665,295	$112,264	$87,258
Attorney Fees(2)	$10,000	—	—
Total	$1,836,083	$485,065	$679,215

(1)
The pro-rated annual incentive for 2015 assumes target performance.

(2)
The estimated attorney fees reflect the maximum permitted amount under Mr. Ramírez's separation agreement.

(3)
The pro-rated performance-based and market-based RSUs are included assuming threshold performance through the end of December 31, 2017 and using a stock price as of March 20, 2015.

(4)
The pro-rated performance-based and market-based RSUs are included assuming threshold performance through the end of December 31, 2016 and using a stock price as of December 31, 2014.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

        As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included a stockholder vote on the frequency of future votes on named executive officer compensation in our 2011 proxy statement which was advisory and nonbinding. Our stockholders approved the frequency of future votes on the recommendation of our Board of Directors to hold future say-on-pay votes on an annual basis. The next stockholder vote on the frequency of future votes on named executive officer compensation will occur at our 2017 annual meeting of stockholders.

        As a result, our stockholders are entitled to vote at the Annual Meeting to approve the compensation of our named executive officers (commonly referred to as a "say on pay" vote), as disclosed in this proxy statement. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

        Since Global Power emerged from bankruptcy in January 2008, we have followed a compensation policy that has had the objectives of attracting and retaining talented individuals, motivating our executive team to achieve the Company's goals and objectives, and aligning the interests of our executives with those of our stockholders. As described in detail in "Executive Compensation—Compensation Discussion and Analysis," we have sought to reward our named executive officers through an executive compensation program including base compensation that is competitive within our industry, short-term incentives conditioned upon the achievement of specific annual earnings goals, and long-term incentives conditioned upon the achievement of specific long-term financial, strategic and corporate objectives. As a result of these programs, we have been able to retain highly capable individuals in key Company positions, and retain others whose work is critical to the continued growth and success of our business. At the same time, we believe our programs do not encourage excessive risk-taking by management. The Board of Directors believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

        For these reasons, the Board of Directors recommends that stockholders approve the compensation of the Company's executive officers as described in this proxy statement by approving the following advisory resolution:

  RESOLVED, that the stockholders of Global Power Equipment Group Inc. (the "Company") approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Company's 2015 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the 2015 proxy statement).

Required Vote

        The advisory vote regarding the compensation of the named executive officers described in this Proposal 3 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not be counted as having been voted for purposes of this proposal.

        Because this vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when and as it deems appropriate when making determinations regarding executive compensation.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR the approval of the compensation of the Company's named executive officers.

PROPOSAL NO. 4
APPROVAL OF THE GLOBAL POWER EQUIPMENT GROUP INC.
2015 EQUITY INCENTIVE PLAN

Introduction

        Our Board of Directors considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our stockholders. Consistent with this view, on January 29, 2015, the Board of Directors unanimously adopted, subject to the approval of our stockholders at the Annual Meeting, the Global Power Equipment Group Inc. 2015 Equity Incentive Plan (the "Plan").

        Stockholders are asked to authorize 1,000,000 shares of our common stock for issuance as awards under the Plan, which, based on the Company's current grant practices and plan design, we believe will be sufficient to grant awards for approximately 3 years from the date of stockholder approval of the Plan.

        We currently grant equity awards under the Global Power Equipment Group Inc. 2011 Equity Incentive Plan (the "Prior Plan"). If approved by our stockholders, the Plan will become effective and no further awards will be made under the Prior Plan. Awards granted under the Prior Plan prior to stockholder approval of the Plan will remain outstanding in accordance with its terms. Shares remaining from the Prior Plan will not be carried over into the Plan. As of March 11, 2015, 354,800 shares of our common stock remain available for issuance or delivery under the Prior Plan.

        Stockholders are also asked to approve the Plan in order to: (i) qualify certain compensation under the Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) satisfy New York Stock Exchange ("NYSE") guidelines relating to equity compensation; and (iii) qualify certain stock options authorized under the Plan for treatment as incentive stock options for purposes of Section 422 of the Code.

        The complete text of the Plan is attached as Appendix A to this proxy statement. The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to said Appendix.

Key Considerations in Adoption of the Plan

        The Board of Directors believes that the Plan is needed to maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees and directors essential to our success.

        The Compensation Committee was advised by Meridian Compensation Partners, LLC, its independent compensation consultant, who provided the Compensation Committee with analysis regarding market compensation trends and practices with regards to the design of the Plan. The Compensation Committee also considered the Company's historical and expected usage of equity compensation, the number of shares remaining available for issuance under the Prior Plan, the importance of equity compensation to the Company's long-term success and the interests of the Company's stockholders.

Equity Grant Practices

        Outstanding Equity Awards.    As of March 11, 2015, there were approximately 469,525 full-value awards issued and outstanding. No stock options or stock appreciation rights are outstanding under the Prior Plan.

        Burn Rate.    Burn rate is a measure of the annual share usage of our equity plans and annual stockholder dilution. We determine our burn rate by summing the aggregate number of service-based shares of Company common stock subject to awards granted during the year and the performance-based and market-based shares of Company stock subject to awards earned during the year and divide by the weighted average shares of common stock outstanding during the year. Our burn rate experience for the fiscal year 2014 was 0.67%.

        Overhang.    Overhang measures the dilutive impact of equity programs. Our overhang is equal to the number of shares of Company common stock subject to outstanding equity awards plus the number of shares available to be granted, divided by the total shares of Company common stock outstanding. The 1,000,000 shares of Company common stock being requested under the Plan would bring our aggregate overhang to approximately 10.7%, which is within industry norms.

        Requested Shares.    Based on our burn rate experience and the shares of common stock remaining available for issuance under the Prior Plan, we will not be able to continue our equity program in its current form beyond 2015. Unless our stockholders authorize the issuance of shares under the Plan, we may be required to increase the cash component of our compensation mix which would inhibit our ability to meet our compensation objectives including aligning our executives' interests with the interests of our stockholders and motivating our executives over a long term horizon. For these reasons, and based on our current stock price range, our compensation practices, and our burn rate experience, we are requesting the authorization of up to 1,000,000 shares of Company common stock pursuant to the Plan. We believe this request will be sufficient for us to grant equity awards for approximately 3 years.

Plan Highlights

        Some of the key features of the Plan are highlighted below and are more fully described below under the heading "Summary of the Plan."

Feature	Description
Limit on Shares Authorized	If approved by our stockholders, the Plan will authorize 1,000,000 shares for delivery under equity awards which would represent approximately 5.82% of the Company's issued and outstanding common stock as of March 11, 2015.
Annual Limit on Awards to Directors	The Plan provides no non-employee director may be granted, during any one calendar year, awards with a grant date fair value for financial accounting purposes of more than $250,000.
Responsible Share Counting Provisions	The Plan does not permit "liberal share counting," which means that only awards that are cancelled, forfeited or which are paid in cash can be added back to the Plan's share reserve.
No Discounted Stock Options or SARs

The Plan does not permit the use of "discounted" stock options or stock appreciation rights, which means that such awards may not have an exercise or base price less than the fair market value per share of the Company's common stock on the date of grant.

No Re-Pricing of Stock Options or SARs	The Plan does not permit the "repricing" of stock options and stock appreciation rights without stockholder approval. This includes repricing by exchange for cash or a new or different type of award.
Double Trigger Vesting

The Plan provides for "double trigger" vesting of equity awards assumed in a change in control transaction, which means that awards assumed in a transaction will continue to vest on their regularly-scheduled vesting date or, if earlier, upon a termination without cause or resignation for good reason within 2 years after a change in control.

Minimum Vesting Period for Employee Awards	The Plan provides that awards are generally subject to a minimum one-year vesting requirement.
Clawback and Forfeiture Provisions

Awards granted under the Plan will be subject to forfeiture as provided by the Compensation Committee if a participant engages in "detrimental activity" (such as a breach of a non-compete, non-solicitation, or confidentiality covenant). Awards granted under the Plan are also subject to recoupment under our compensation recovery policy (as it may be amended from time to time).

No Dividends or Dividend Equivalents on Unvested Performance Awards

Dividends or dividend equivalents paid with respect to awards that vest based on the achievement of performance goals will be accumulated until such award is earned, and the dividends or dividend equivalents shall not be paid if the performance goals are not satisfied.

Administered by an Independent Committee	The Plan will be administered by the Compensation Committee, each member of which qualifies as an "independent director" under the listing standards of the NYSE.

Summary of the Plan

        The following is a summary of the Plan and is qualified in its entirety by reference to the full text of the Plan, which is attached as Appendix A to this proxy statement and incorporated herein by reference.

  Plan Limits

        The maximum number of shares of our common stock that may be issued or transferred with respect to awards under the Plan is 1,000,000 shares, which may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards that terminate or are forfeited will again be available for issuance under the Plan, and upon payment in cash of the benefit provided by any award granted under the Plan, any shares that were covered by that award will be available for issue or transfer under the Plan.

        However, shares surrendered for the payment of the exercise price under stock options, shares repurchased by us with option proceeds, and shares withheld for taxes upon exercise or vesting of an award, will not again be available for issuance under the Plan. In addition, if a stock appreciation right is exercised and settled in shares, all of the shares underlying the stock appreciation right will be counted against the Plan limit regardless of the number of shares used to settle the stock appreciation right.

        The Plan imposes various sub-limits on the number of shares of our common stock that may be issued or transferred under the Plan. In order to comply with the rules applicable to incentive stock options, the Plan provides that all of the shares available may be issued as incentive stock options. In order to comply with the exemption from Section 162(m) of the Code relating to performance-based compensation, the Plan imposes the following additional individual sub-limits on awards intended to satisfy that exemption:

  •
  The maximum aggregate number of shares that may be subject to stock options or stock appreciation rights granted in any calendar year to any one participant will be 75,000 shares;

  •
  The maximum aggregate number of shares of restricted shares and shares subject to restricted share units and other share-based awards granted in any calendar year to any one participant will be 125,000 shares;

  •
  The maximum aggregate compensation that can be paid pursuant to other share-based awards or cash-based awards granted in any calendar year to any one participant will be $2,500,000 or a number of shares having an aggregate fair market value not in excess of such amount; and

  •
  The maximum dividend equivalents that may be paid in any calendar year to any one participant will be $250,000 or a number of shares having an aggregate fair market value not in excess of such amount.

        Additionally, the Plan provides that no director may be granted, during any one calendar year, awards with a grant date fair value for financial accounting purposes of more than $250,000.

  Administration

        The Plan will be administered by our Compensation Committee or such other committee as our Board of Directors selects consisting of two or more directors, each of whom is intended to be a "non-employee director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an "outside director" under regulations promulgated under Section 162(m) of the Code, and an "independent director" under the NYSE rules. The Compensation Committee will have full and final authority in its discretion to take all actions determined to be necessary in the administration of the Plan.

        Our Board of Directors may reserve to itself any or all of the authority and responsibility of the Compensation Committee under the Plan or may act as administrator of the Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our Board of Directors or Compensation Committee may expressly delegate to one or more directors or officers some or all of the Compensation Committee's authority, within specified parameters, to administer the Plan. The Board of Directors also specifically reserves the exclusive authority to approve and administer all awards under the Plan to directors.

  Eligibility

        The Plan provides that awards may be granted to our employees (including employees of our subsidiaries) and non-employee directors, except that incentive stock options may be granted only to employees. Six non-employee directors and approximately eleven employees would currently be eligible to participate in the Plan.

  Duration and Modification

        The Plan will terminate on January 29, 2025, or such earlier date as our Board of Directors may determine. The Plan will remain in effect for outstanding awards until no awards remain outstanding. The Board of Directors may amend, suspend or terminate the Plan at any time, but stockholder approval is required for any amendment to the extent necessary to comply with the NYSE rules or applicable laws. Currently, the NYSE rules would require stockholder approval for a material amendment of the Plan, which would generally include a material increase in the number of shares available under the Plan; a material increase in benefits to participants, including any material change to permit re-pricing of outstanding options, to reduce the price at which shares or options may be offered, or to extend the duration of the Plan; an expansion of the class of participants eligible to participate in the Plan; and any expansion of the types of awards provided under the Plan. Except as otherwise provided in the Plan, an amendment of the Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the Compensation Committee may amend the Plan or any award without a participant's consent to the extent the Compensation Committee deems necessary to comply with applicable law.

  Stock Options

        Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant stock options to participants in such number as the Compensation Committee determines in its discretion. Stock options may consist of incentive stock options (or "ISOs"), non-qualified stock options or any combinations of the foregoing awards.

        Stock options provide the right to purchase shares of our common stock at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect to such grants). The fair market value of our common stock as reported on the NYSE on March 11, 2015 was $12.22 per share. No stock options may be exercised more than 10 years from the date of grant.

        Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. Our Compensation Committee will determine the terms in its discretion, which terms need not be uniform among all option holders.

        The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted shares of our common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) by cashless or broker-assisted exercise, (iv) by any combination of the foregoing methods of payment, or (v) through any other method approved by the Compensation Committee.

  Stock Appreciation Rights

        Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant stock appreciation rights (or "SARs") to participants in such number as the Compensation Committee determines in its discretion. The grant price for each SAR will be determined by the Compensation Committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant.

        Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a share of our common stock on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, shares of our common stock of equivalent value, or in some combination thereof.

        Each grant of a SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. Our Compensation Committee will determine these terms in its discretion, and these terms need not be uniform among all participants.

  Restricted Shares

        Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as the Compensation Committee determines in its discretion.

        An award of restricted shares constitutes an immediate transfer of ownership of a specified number of shares of common stock to the recipient in consideration of the performance of services. Unless otherwise provided by the Compensation Committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. However, any right to dividends with respect to restricted shares that vest based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

        Restricted shares must be subject to a "substantial risk of forfeiture," within the meaning of Section 83 of the Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our Compensation Committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the Compensation Committee on the date of grant for the period during which such forfeiture provisions are to continue.

  Restricted Share Units

        Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell restricted share units to participants in such number as the Compensation Committee determines in its discretion.

        Restricted share units constitute an agreement to deliver shares of our common stock to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the Compensation Committee may specify, including the achievement of one or more performance objectives (as described below). To the extent earned, the participant will receive payment of restricted share units at the time and in the manner determined by our Compensation Committee, in cash, shares of common stock, restricted shares, or any combination thereof.

        During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the Compensation Committee may authorize the payment of dividend equivalents with respect to the restricted share units. However, any right to dividend equivalents with respect to restricted share units that vest based on the achievement of performance objectives will be subject to the same terms and conditions as the restricted share units.

  Other Share-Based Awards

        Subject to the restrictions previously noted, our Compensation Committee may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or factors that may influence the value of such shares. For example, the awards may include common shares granted as a bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our Company or our subsidiaries or other factors determined by the Compensation Committee.

        The Compensation Committee will determine the terms and conditions of these other share-based awards. Shares of common stock delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the Compensation Committee determines. Other share-based awards may be granted with a right to receive dividend equivalents. However, any right to dividend equivalents with respect to another share-based award that vests based on the achievement of performance objectives (as defined below) will be subject to the same terms and conditions as the other share-based award.

  Cash-Based Awards

        We may also grant cash-based awards under the Plan. A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the Compensation Committee, which may include continued service and/or the achievement of performance objectives.

  Minimum Vesting for Awards to Employees

        Except as otherwise provided in an award agreement in connection with a change in control or a participant's death, disability, retirement, termination of without cause or for good reason, (i) no performance-based vesting condition shall be based on performance over a period of less than one year, and (ii) no service-based vesting condition shall lapse more quickly than one year from the date of grant of the award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the award agreement); provided, however, that awards to employees covering up to 5% of the shares available for grant under the Plan may be granted with a vesting period of less than one year, regardless of whether vesting is conditioned upon the achievement of performance objectives.

  Performance Objectives

        Subject to the restrictions previously noted, our Compensation Committee may condition the vesting, exercise or payment of any award upon the achievement of one or more performance objectives. Performance objectives may be described in terms of the performance of our Company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our Compensation Committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

        Moreover, the Compensation Committee may designate any restricted share, restricted share unit, other share-based award or cash-based award as a qualified performance-based award in order to make the award fully deductible for federal income tax purposes without regard to the $1 million limit imposed by Section 162(m) of the Code. If an award is so designated, the Compensation Committee must establish objectively determinable performance objectives for the award within certain time limits. Performance objectives for such awards will be based on one or more of the following criteria: revenues; earnings from operations; operating income; earnings before or after interest and taxes; operating income before or after interest and taxes; net income; cash flow; operating cash flow; earnings per share; return on total capital; return on invested capital; return on gross investment; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items; operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items; return on investment; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; contribution margin; stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development; strategic partnering; research and development milestones; market penetration; geographic business expansion goals; cost targets; customer satisfaction; management of employment practices and employee benefits; supervision of litigation and information technology; and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

  Acceleration of Awards

        Our Compensation Committee may in its discretion determine at any time that: (i) all or a portion of a participant's stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the Compensation Committee, in its discretion, declares. Any such decisions by the Compensation Committee need not be uniform among all participants or awards. Unless our Compensation Committee otherwise determines, any such adjustment that is made with respect to an award that is intended to qualify for the performance-based exception of Section 162(m) of the Code will be specified at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception. Additionally, the Compensation Committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

  Change in Control

        The Committee may, in its sole discretion and without the consent of participants, determine whether and to what extent outstanding awards shall be assumed, converted or replaced by the resulting entity in connection with a change in control. The treatment of outstanding awards in the event of a change in control is as follows:

  •
  To the extent outstanding awards are assumed, converted or replaced by the resulting entity: (i) any performance-based outstanding awards shall be converted by the resulting entity, as if "target" performance had been achieved as of the date of the change in control, and shall continue to vest during the remaining performance period or other period of required service; and (ii) all other awards shall continue to vest during the applicable vesting period, if any. If a participant incurs a termination other than for cause, death, or disability or for good reason during the two-year period commencing on the date of the change in control, then upon such termination (A) all outstanding awards that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (B) all restrictions with respect to outstanding awards shall lapse, with any performance objectives deemed to be satisfied at the "target" level, and (C) all outstanding awards shall become fully vested.

  •
  To the extent outstanding awards are not assumed, converted or replaced by the resulting entity: (i) all outstanding awards that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term; (ii) all restrictions with respect to outstanding awards shall lapse, with any performance objectives with respect to outstanding awards deemed to be satisfied at the "target" level; and (iii) all outstanding awards shall become fully vested.

        The Committee may also provide that any outstanding award (or a portion thereof) shall, upon the occurrence of such change in control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a change in control).

        A change in control generally means any of the following: (i) the acquisition of 50% or more of the Company's then outstanding common stock or outstanding voting securities; (ii) a change in the membership of our Board of Directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, or the sale or other disposition of all or substantially all of the Company's assets, unless (A) the owners of our common stock or voting securities own more than 50% of the resulting corporation, (B) no person owns 50% or more of the common stock or voting securities of the resulting corporation (except to the extent owned prior to the transaction), and (C) at least a majority of the board of directors of the resulting corporation are members of our incumbent Board of Directors; or (iv) stockholder approval of the complete liquidation or dissolution of the Company.

  Forfeiture and Repayment of Awards

        An award agreement may provide that if the Compensation Committee determines a participant has engaged in any "detrimental activity," either during service with the Company or a subsidiary or after termination of such service, then, promptly upon receiving notice of the Compensation Committee's determination, the participant shall: (i) forfeit that award to the extent then held by the participant; (ii) return all shares that the participant has not disposed of that had been acquired pursuant to that award, in exchange for payment by the Company or the subsidiary of any amount actually paid by the participant; and (iii) with respect to any shares acquired pursuant to an award that were disposed of, pay to the Company or the subsidiary, in cash, the excess, if any, of: (A) the fair market value of the shares on the date acquired, over (B) any amount actually paid by the participant for the shares. Clauses (ii) and (iii) shall apply only to shares that were acquired pursuant to the award during a period of 2 years prior to the date of the participant's initial commencement of the detrimental activity.

        Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the Company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the Company or a subsidiary that covers the participant. Detrimental activity also includes (i) participant's commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

        Awards may also be subject to forfeiture or repayment pursuant to the terms of our Compensation Recovery Policy, including any amendment to the policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the SEC or the NYSE.

  Transferability

        Except as our Board of Directors or Compensation Committee otherwise determines, awards granted under the Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our Compensation Committee, any stock options and SARs will be exercisable during a participant's lifetime only by him or her or, in the event of the participant's legal incapacity to do so, by his or her guardian or legal representative. Any award made under the Plan may provide that any shares of common stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

  Adjustments

        In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, our Compensation Committee will adjust the number and kind of shares that may be delivered under the Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Compensation Committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the Compensation Committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by our Compensation Committee, whose determination will be conclusive.

  Prohibition on Re-Pricing

        Subject to adjustment as described under "Adjustments" immediately above, the Plan does not permit, without the approval of our stockholders, what is commonly known as the "re-pricing" of stock options or SARs, including:

  •
  an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

  •
  the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

  •
  the cancellation of an outstanding stock option or SAR and replacement with another award under the Plan.

Federal Income Tax Consequences

        The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

  Tax Consequences to Participants

  •
  Nonqualified Stock Options.   In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  •
  Incentive Stock Options.  A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

  •
  SARs.  A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

  •
  Restricted Shares.  A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the participant.

  •
  Restricted Share Units.  A participant will not recognize income upon the grant of restricted share units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

  •
  Other Share-Based Awards and Cash-Based Awards.  A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

  •
  Dividend Equivalents.  Any dividend equivalents awarded with respect to awards granted under the Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

  •
  Section 409A.  The Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties.

    Restricted shares awards, unrestricted shares awards, stock options and stock appreciation rights that comply with the terms of the Plan are designed to be exempt from the application of Section 409A. Restricted share units and dividend equivalents granted under the Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

  Tax Consequences to the Company

        To the extent that a participant recognizes ordinary income in the circumstances described above, our Company or our subsidiary for which the participant performs services will be entitled to a corresponding compensation deduction provided that, among other things, the compensation meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on executive compensation under Section 162(m) of the Code.

Plan Benefits

        Our Compensation Committee will determine, in its discretion, all awards under the Plan, but no awards to our officers, employees or non-employee directors are currently determinable.

Registration with the SEC

        The Company intends to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Plan by the Company's stockholders.

Current Equity Compensation Plan Information

        The following table provides information as of March 11, 2015 about the Prior Plan under which awards are currently outstanding. If our stockholders approve the Plan, the Prior Plan will terminate effective immediately after the Annual Meeting. Once terminated, we will not grant any new awards under the Prior Plan, but any outstanding awards under Prior Plan will remain outstanding in accordance with their terms.

Required Vote

        Approval of the Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes against the matter and shares that are the subject of a broker "non-vote" will be deemed absent and will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

        The Board Unanimously Recommends a Vote FOR approval of the 2015 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as indicated otherwise, the following table sets forth certain information, as of March 11, 2015, regarding the beneficial ownership of our Common Stock by holders of greater than five percent of our Common Stock that have filed ownership reports with the SEC, each of our current directors, each of our named executive officers named in the Summary Compensation Table, and all of our directors and named executive officers as a group. Except as otherwise indicated, addresses are c/o Global Power Equipment Group Inc., 400 East Las Colinas Boulevard, Suite 400 Irving, Texas 75039.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares (#)		Percentage of Class (%)(1)
Greater than Five Percent Holders:
Royce & Associates, LLC(2)	2,081,654		12.1%
Wellington Management Group LLP(3)	1,328,095		7.7%
Boston Partners(4)	1,073,903		6.3%
NSB Advisors LLC(5)	944,957		5.5%
Rutabaga Capital Management LLC(6)	935,474		5.4%
PPM America Private Equity Fund LP(7)	878,634		5.1%
Directors(8):
Carl Bartoli	39,474		*
Terence J. Cryan	39,474		*
Charles Macaluso	40,474		*
Michael E. Salvati	25,921		*
Michael E. Rescoe	6,061		*
Frank E. Williams, Jr.(9)	50,742		*
Named Executive Officers:
Luis M. Ramírez	50,724	(10)	*
John Durkee	1,223	(11)
Raymond K. Guba	3,924	(12)	*
Tracy D. Pagliara	43,854	(13)	*
Penny Sherrod-Campanizzi	14,651	(14)	*
Neil Riddle	2,952		*
Directors and executive officers as a group (17 persons)(15):	322,081	(16)	1.88%

*
Less than 1%.

(1)
As reported by such persons as of March 11, 2015 and including, in the case of our named executive officers, restricted share units which are treated for purposes of this table on an as-converted basis. Percentages are based on 17,169,871 shares of our Common Stock issued and outstanding, except as indicated otherwise and except where the person has the right to acquire shares within 60 days of the record date, which increases the number of shares beneficially owned by such person and the number of shares outstanding for determining that person's percentage of ownership. We have determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder. We have omitted percentages of less than 1% from the table.

(2)
The shares listed were reported on Schedule 13G/A, filed with the SEC on January 9, 2015, with respect to holdings as of December 31, 2014. Royce & Associates, LLC ("Royce") has sole voting and dispositive power. The mailing address of Royce is 745 Fifth Avenue, New York, NY 10151.

(3)
The shares listed were reported on Schedule 13G/A filed with the SEC on February 12, 2015, with respect to holdings as of December 31, 2014. Wellington Management Group LLP ("Wellington") may be deemed to be the beneficial owner of the securities, which are owned of record by clients of Wellington. The mailing address of Wellington is 280 Congress Street, Boston MA 02210.

(4)
The shares listed were reported on Schedule 13G filed with the SEC on February 11, 2015, with respect to holdings as of December 31, 2014. Boston Partners ("Boston") has sole dispositive power of the shares. The mailing address of Boston is One Beacon Street—30th Floor, Boston, MA 02108.

(5)
The shares listed were reported on Schedule 13G/A, filed with the SEC on February 13, 2015, with respect to holdings as of December 31, 2014. NSB Advisors LLC ("NSB") has sole dispositive power of the shares. The mailing address of NSB is 200 Westage Business Center Drive, Suite 228, Fishkill, NY 12524.

(6)
The shares listed were reported on Schedule 13G filed with the SEC on February 13, 2015, with respect to holdings as of December 31, 2014. Rutabaga Capital Management LLC ("Rutabaga") has sole dispositive power of the shares. The mailing address of Rutabaga is 64 Broad Street, 3rd Floor, Boston, MA 02109.

(7)
The shares listed were reported on Schedule 13G/A, filed with the SEC on February 5, 2015, with respect to holdings as of December 31, 2014. The shares are owned directly by PPM America Private Equity Fund LP (the "Fund"), which has shared investment and dispositive power. The shares may be deemed to be owned directly by PPM America Capital Partners, LLC ("PPM CP"), the general partner of the Fund. The mailing address of the Fund and PPM CP is 225 West Wacker Drive, Suite 1200 Chicago, IL 60606.

(8)
No director has a right to obtain beneficial ownership of additional shares within 60 days of March 11, 2015.

(9)
The 38,254 shares held by Mr. Williams include 10,670 shares held by Williams Family L.P. and with regard to which Mr. Williams has sole voting and shared investment power.

(10)
Includes 13,893 shares underlying restricted stock units which may be acquired upon vesting within 60 days of March 11, 2015 and 10,000 shares of Mr. Ramírez's special award to be released within 60 days of March 11, 2015.

(11)
Includes 1,223 shares underlying restricted stock units which may be acquired upon vesting within 60 days of March 11, 2015.

(12)
Includes 2,779 shares underlying restricted stock units which may be acquired upon vesting within 60 days of March 11, 2015.

(13)
Includes 5,411 shares underlying restricted stock units which may be acquired upon vesting within 60 days of March 11, 2015.

(14)
Includes 1,315 shares underlying restricted stock units which may be acquired upon vesting within 60 days of March 11, 2015.

(15)
Represents beneficial ownership of our Common Stock held by our directors and executive officers as a group as of March 11, 2015.

(16)
Includes 36,896 shares underlying restricted stock units which may be acquired upon vesting within 60 days of March 11, 2015.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own beneficially more than 10% percent of the Company's outstanding Common Stock, file reports of ownership and changes in ownership and furnish the Company with copies of all Section 16(a) reports so filed. Based solely on a review of these reports filed with the SEC and certain written representations furnished to the Company, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during 2014, other than the following:

        Frank E. Williams, Jr. filed one Form 4 two days late, reporting an open market acquisition of shares.

AUDIT COMMITTEE REPORT

        The Audit Committee operates under a written charter that the Board of Directors has adopted. The Audit Committee reviews the charter. The charter is available under the heading "Corporate Governance" in the Investor Relations section our website at http://www.globalpower.com/.

        The Board of Directors has the ultimate authority for effective corporate governance, including the role of oversight of the management of our Company. The Audit Committee's purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and the effectiveness of internal control over financial reporting, the independence, qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.

        The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control. Our independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting as of December 31, 2014.

        During 2014, the Audit Committee fulfilled its duties and responsibilities generally as outlined in the charter. The Audit Committee held four (4) meetings in 2014. Specifically, the Committee, among other actions:

  •
  reviewed and discussed our audited consolidated financial statements of our Company for the years ended December 31, 2013 and 2014 (which we refer to as the "Financial Statements"), the effectiveness of our internal control over financial reporting as well as interim reporting periods ended March 30, 2014, June 29, 2014 and September 28, 2014 with management and BDO USA, LLP;

  •
  discussed with management and BDO USA, LLP all the matters required by Auditing Standards No. 16, which include among other items, matters related to the conduct of the audit of the consolidated financial statements; and

  •
  received from BDO USA, LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence (which relates to the auditor's independence from our Company and its related entities), and has discussed BDO USA, LLP's independence.

        The Audit Committee has relied on management's representation that the Financial Statements have been prepared in conformity with generally accepted accounting principles and on the opinion of BDO USA, LLP included in their report on the Financial Statements. Based upon the aforementioned review, discussions and representations of BDO USA, LLP, and the unqualified audit opinion presented by BDO USA, LLP on the Financial Statements and effectiveness of internal control over financial reporting, the Audit Committee recommended to the Board of Directors that the Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Submitted by the Audit Committee:
Michael E. Salvati (Chair) Charles Macaluso Frank E. Williams, Jr.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

        The Board of Directors has adopted a formal written policy governing the review and approval of related person transactions, which is posted under the heading "Corporate Governance" of the Investor Relations section of our website at http://www.globalpower.com/. For purposes of this policy, consistent with NYSE rules, the terms "related person" and "transaction" are as defined in Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended. The policy provides that each director, director nominee and executive officer shall promptly notify the Corporate Secretary of any transaction involving the Company and a related person. Such transaction will be presented to and reviewed by the Audit Committee for approval, ratification or such other action as may be appropriate. On an annual basis, the Audit Committee reviews any previously approved related party transaction that is continuing, as well as any related party transaction disclosed in response to our annual directors' and officers' questionnaire. The policy itself is annually reviewed and was last reviewed in March 2015.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2014 were Messrs. Cryan, Bartoli, Williams, Davis and Rescoe (Mr. Davis did not stand for re-election in 2014 and Mr. Rescoe became a member of the Board and the Compensation Committee in July 2014). During 2014, none of Messrs. Cryan, Bartoli, Williams, Davis or Rescoe was at any time an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

OTHER INFORMATION

Annual Report

        The Company will mail without charge, upon written request from any stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, including the financial statements, schedules and list of exhibits. Requests should be sent to Global Power Equipment Group Inc., 400 East Las Colinas Boulevard, Suite 400, Irving, Texas 75039, Attn: Investor Relations.

Delivery of Documents to Stockholders Sharing an Address

        A number of brokers with account holders who are stockholders of the Company will be "householding" our proxy materials, including the Notice of Internet Availability of Proxy Materials. A single set of the proxy materials, including the Notice of Internet Availability of Proxy Materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive separate proxy materials, please notify your broker, direct a written request to Global Power Equipment Group Inc., 400 East Las Colinas Boulevard, Suite 400, Irving, Texas 75039, Attn: Secretary, or contact our Corporate Secretary by telephone at 1-214-574-2709 or by email at corporatesecretary@globalpower.com. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their communications should contact their broker.

Stockholder Proposals For 2016 Annual Meeting

        In order to be included in the Company's proxy materials for the 2016 Annual Meeting of Stockholders, a stockholder proposal must be received in writing by the Company at 400 East Las Colinas Boulevard, Suite 400, Irving, Texas 75039 by no later than November 25, 2015, provided that the 2016 annual meeting date is not advanced or delayed by more than 30 days, and otherwise comply with all requirements of the SEC for stockholder proposals.

        In addition, the Company's bylaws provide that any stockholder who desires to nominate a person for election as a director or bring a proposal before an annual meeting must give timely written notice of such nomination or proposal to the Company's Secretary. To be timely, the notice must be delivered to the above address not less than 90 nor more than 120 calendar days prior to the anniversary of the preceding year's annual meeting. If the annual meeting date is advanced more than 30 days, or delayed by more than 30 days from the anniversary date of the preceding year's annual meeting, notice by the stockholder, to be timely, must be so delivered not later than the close of business on the 90th day prior to the annual meeting and the 10th day following the day on which notice of the date of such annual meeting is first given to the stockholders, and not earlier than the 120th day prior to such annual meeting. For our annual meeting to be held in 2016, a notice recommending a director candidate must be received no earlier than January 8, 2016 and no later than February 7, 2016, provided that the 2016 annual meeting date is not advanced or delayed by more than 30 days.

        Any such stockholder's notice shall set forth:

  •
  as to each person whom the stockholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-8 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

  •
  as to any other proposal, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

  •
  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

  •
  the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and

  •
  the class and number of shares of the Company's Common Stock that are owned beneficially and of record by such stockholder and such beneficial owner.

A copy of the Company's bylaws is available upon request from the Company's Secretary and is available under the heading "Corporate Governance" of the Investor Relations section of our website at http://www.globalpower.com/.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

THE BOARD OF DIRECTORS
Irving, Texas
March 27, 2015

        Whether or not you plan to attend the Annual Meeting, please vote via the Internet by following the instructions on the Notice or, if you received printed copies of the proxy materials, by telephone by following the instructions on the enclosed proxy card or by completing, signing, dating and promptly returning the enclosed proxy card. You may revoke your vote by the Internet or telephone or your proxy at any time prior to the Annual Meeting. If you are the record holder of the shares and attend the Annual Meeting, you may change your proxy vote automatically by voting in person at the meeting.

        Thank you for your attention to this matter. Your prompt response will greatly facilitate arrangements for the Annual Meeting.

APPENDIX A

GLOBAL POWER EQUIPMENT GROUP INC.
2015 EQUITY INCENTIVE PLAN

        1.     Establishment, Purpose, Duration.

        (a)    Establishment.    Global Power Equipment Group Inc. (the "Company"), hereby establishes an equity compensation plan to be known as the Global Power Equipment Group Inc. 2015 Equity Incentive Plan (the "Plan"). The Plan is effective as of January 29, 2015 (the "Effective Date"), subject to the approval of the Plan by the stockholders of the Company (the date of such stockholder approval being the "Approval Date"). Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

        (b)    Purpose.    The purpose of the Plan is to attract and retain Directors, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

        (c)    Duration.    No Award may be granted under the Plan after the day immediately preceding the 10th anniversary of the Effective Date, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

        (d)    Prior Plan.    If the Company's stockholders approve the Plan, the Global Power Equipment Group Inc. 2011 Equity Incentive Plan (the "Prior Plan") will terminate in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date shall remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

        2.    Definitions.    As used in the Plan, the following definitions shall apply.

        "Applicable Laws" means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

        "Approval Date" has the meaning given such term in Section 1(a).

        "Award" means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

        "Award Agreement" means either: (a) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (b) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

        "Board" means the Board of Directors of the Company.

        "Cash-Based Award" shall mean a cash Award granted pursuant to Section 11 of the Plan.

        "Cause" as a reason for a Participant's termination of employment or service shall have the meaning assigned such term, if any, (a) in the employment, letter or severance agreement, if any, between the Participant and the Company or a Subsidiary, or (b) if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment, letter or severance agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the

Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, "Cause" shall mean the occurrence of any one of the following as determined by the Committee: (i) The continued failure of Participant to perform substantially Participant's duties with the Company or any of its Subsidiaries or Participant's disregard of the directives of the Board or the Participant's supervisor or reporting senior (in each case other than any such failure resulting from any medically determined physical or mental impairment) that is not cured by Participant within 20 days after a written demand for substantial performance is delivered to Participant by the Company which specifically identifies the manner in which the Company believes that Participant has not substantially performed Participant's duties or disregarded a directive; (ii) The willful material misrepresentation at any time by Participant to the Board or the Company or Subsidiary; (iii) Participant's commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; (iv) A conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony; (v) A material breach by Participant of his or her fiduciary duties of loyalty or care to the Company or any of its Subsidiaries or a material violation of the Company's Code of Business Conduct and Ethics or any other Company policy, as the same may be amended from time to time; (vi) The engaging by Participant in illegal conduct, gross misconduct, gross insubordination or gross negligence that is materially and demonstrably injurious to the Company's business or financial condition; or (vii) Engaging in any activity in violation of any restrictive covenant, as specified in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant's Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity. The Committee may in its discretion waive or modify the provisions of this paragraph at a meeting of the Committee with respect to any individual Participant with regard to the facts and circumstances of any particular situation involving a determination under this paragraph.

        "Change in Control" means the occurrence of one of the following events:

        (a)   The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Common Shares") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or its affiliated companies; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

        (b)   Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

        (c)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Shares and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more of its affiliated companies) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Shares and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (d)   Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, an "outside director" within the meaning of regulations promulgated under Section 162(m) of the Code, and an "independent director" within the meaning of applicable rules of any securities exchange upon which Shares are listed.

        "Company" has the meaning given such term in Section 1(a) and any successor thereto.

        "Date of Grant" means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

        "Detrimental Activity" except as may be otherwise specified in a Participant's Award Agreement, means: (a) Engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant's Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) Engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant's Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) The disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company's or a Subsidiary's business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a

Subsidiary, including, but not limited to, the Participant's Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) The violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant's Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant's commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.

        "Director" means any individual who is a member of the Board who is not an Employee.

        "Effective Date" has the meaning given such term in Section 1(a).

        "Employee" means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term "Employee" has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

        "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

        "Fair Market Value" means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange on which Shares are then trading, if any, or if applicable the New York Stock Exchange, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

        "Good Reason" as a reason for a Participant's termination of employment or service shall have the meaning assigned such term, if any, (a) in the employment, letter or severance agreement, if any, between the Participant and the Company or a Subsidiary, or (b) if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment, letter or severance agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, "Good Reason" shall mean, unless otherwise provided by the Committee in its sole discretion, a reduction by the Company of Participant's annual base salary by more than 10% (other than an across-the-board reduction which applies in a comparable manner to other senior executives of the Company). A termination of Participant's employment by Participant shall not be deemed to be for Good Reason unless (x) Participant gives notice to the Company of the existence of the event or condition constituting Good Reason within 30 calendar days after such event or condition initially occurs or exists, and (y) the Company fails to cure such event or condition within 30 calendar days after receiving such notice. Additionally, Participant must terminate his or her employment within 90 calendar days after the initial occurrence of the circumstance constituting Good Reason for such termination to be "Good Reason" hereunder.

        "Incentive Stock Option" means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

        "Nonqualified Stock Option" means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

        "Other Share-Based Award" means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

        "Participant" means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

        "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

        "Performance Objectives" means the performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 13(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

        "Plan" has the meaning given such term in Section 1(a), as amended from time to time.

        "Prior Plan" has the meaning given such term in Section 1(d).

        "Qualified Termination" means any termination of a Participant's employment during the two-year period commencing on a Change in Control: (a) by the Company, any of its Subsidiaries or the resulting entity in connection with a Change in Control other than for Cause, death or Disability, or (b) by the Participant for Good Reason.

        "Restricted Shares" means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

        "Restricted Share Unit" means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

        "SEC" means the United States Securities and Exchange Commission.

        "Share" means a share of common stock of the Company, $0.01 par value per share, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

        "Stock Appreciation Right" means a right granted pursuant to Section 7.

        "Stock Option" means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

        "Subsidiary" means: (a) with respect to an Incentive Stock Option, a "subsidiary corporation" as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

        "Ten Percent Stockholder" means any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

        3.     Shares Available Under the Plan.

        (a)    Shares Available for Awards.    The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 1,000,000, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

        (b)    Share Usage.    In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; and (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed).

        (c)    Prohibition of Share Recycling.    The following Shares issued or delivered under this Plan shall not again be available for grant as described above: (i) Shares tendered in payment of the exercise price of a Stock Option; (ii) Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation; and (iii) Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

        (d)    Per Participant Limits.    Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (i) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 75,000 Shares; (ii) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units and Other Share-Based Awards granted in any calendar year to any one Participant shall be 125,000 Shares; (iii) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $2,500,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (iv) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $250,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

        (e)    Director Limits.    No Director may be granted, during any one calendar year, Awards with a grant date fair value for financial accounting purposes of more than $250,000.

        4.     Administration of the Plan.

        (a)    In General.    The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee's authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

        (b)    Determinations.    The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Participants and their estates and beneficiaries.

        (c)    Authority of the Board.    The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control. Without limiting the foregoing, the Board specifically reserves the exclusive authority to approve and administer all Awards granted to Directors under the Plan.

        5.    Eligibility and Participation.    Each Employee and Director is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

        6.    Stock Options.    Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

        (a)    Award Agreement.    Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

        (b)    Exercise Price.    The exercise price per Share of a Stock Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Option be less than 100% of the Fair Market Value of a Share on the Date of Grant.

        (c)    Term.    The term of a Stock Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Stock Option exceed 10 years from its Date of Grant.

        (d)    Exercisability.    Stock Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

        (e)    Exercise of Stock Options.    Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) through any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

        (f)    Special Rules Applicable to Incentive Stock Options.    Notwithstanding any other provision in the Plan to the contrary:

            (i)  Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

           (ii)  To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

          (iii)  No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed 5 years from the Date of Grant.

        7.    Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

        (a)    Award Agreement.    Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

        (b)    Exercise Price.    The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100% of the Fair Market Value of a Share on the Date of Grant.

        (c)    Term.    The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed 10 years from its Date of Grant.

        (d)    Exercisability of Stock Appreciation Rights.    A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

        (e)    Exercise of Stock Appreciation Rights.    Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

        8.    Restricted Shares.    Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

        (a)    Award Agreement.    Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

        (b)    Terms, Conditions and Restrictions.    The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

        (c)    Custody of Certificates.    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company's possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

        (d)    Rights Associated with Restricted Shares during Restricted Period.    During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period. The Award Agreement may require that receipt of any dividends or other distributions with respect to the Restricted Shares shall be subject to the same terms and conditions as the Restricted Shares with respect to which they are paid. Notwithstanding the preceding sentence, dividends or other distributions with respect to Restricted Shares that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividends or other distributions shall not be paid if the Performance Objectives are not satisfied.

        9.    Restricted Share Units.    Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

        (a)    Award Agreement.    Each Restricted Share Unit shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

        (b)    Terms, Conditions and Restrictions.    The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

        (c)    Form of Settlement.    Restricted Share Units may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

        (d)    Dividend Equivalents.    Restricted Share Units may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Restricted Share Units that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

        10.    Other Share-Based Awards.    Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

        (a)    Award Agreement.    Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

        (b)    Form of Settlement.    An Other Share-Based Award may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

        (c)    Dividend Equivalents.    Other Share-Based Awards may provide the Participant with dividend equivalents, on either a current or deferred or contingent basis, and either in cash or in additional Shares, as determined by the Committee in its sole discretion and set forth in the related Award Agreement; provided that dividend equivalents with respect to Other Share-Based Awards that vest based on the achievement of Performance Objectives shall be accumulated until such Award is earned, and the dividend equivalents shall not be paid if the Performance Objectives are not satisfied.

        11.    Cash-Based Awards.    Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

        12.    Compliance with Section 409A.    Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 12): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a "specified employee" (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is 6 months following the date of such Participant's "separation from service" (as defined in Section 409A of the Code) or, if earlier, the date of the Participant's death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

        13.   Compliance with Section 162(m).

        (a)    In General.    Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Awards intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee. Any such Award must meet the requirements of this Section 13.

        (b)    Performance Objectives.    If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of or growth in one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, operating cash flow, earnings per share, return on total capital, return on invested capital, return on gross investment, return on equity, return on assets, total return to stockholders, earnings before or after interest, taxes, depreciation, amortization or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures.

        (c)    Establishment of Performance Objectives.    With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) 90 days after the beginning of the applicable performance period; or (y) the expiration of 25% of the applicable performance period.

        (d)    Certification of Performance.    With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such

Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

        (e)    Negative Discretion.    With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

        14.    Minimum Vesting for Awards to Employees.    Subject to Sections 19, 21 and 22(b) of the Plan, or as otherwise provided in the related Award Agreement in connection with a Change in Control or a Participant's death, disability, retirement, involuntary termination of employment or service without Cause or termination of employment or service for good reason, (i) no condition on vesting of an Award granted to an Employee that is based solely upon the achievement of Performance Objectives shall be based on performance over a period of less than one year, and (ii) no condition on vesting of an Award granted to an Employee that is based solely upon continued employment or service shall provide for vesting in full of such Award more quickly than one year from the Date of Grant of the Award (which vesting period may lapse on a pro-rated, graded, or cliff basis as specified in the Award Agreement); provided, however, that Awards to Employees covering up to 5% of the Shares available for grant under this Plan may be granted with a vesting period of less than one year, regardless of whether vesting is conditioned upon the achievement of Performance Objectives.

        15.    Transferability.    Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity to do so, by the Participant's guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

        16.    Adjustments.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price, exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an Incentive Stock Option to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

        17.    Fractional Shares.    The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

        18.    Withholding Taxes.    To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the minimum amount required to be withheld or paid. Any such elections are subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

        19.    Foreign Employees.    Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

        20.   Detrimental Activity; Forfeiture of Awards.

        (a)    Detrimental Activity.    Any Award Agreement may provide that if the Committee determines a Participant has engaged in any Detrimental Activity, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee's determination, the Participant shall:

            (i)  forfeit that Award to the extent then held by the Participant;

           (ii)  subject to Section 20(b) below, return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired pursuant to that Award, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and

          (iii)  subject to Section 20(b) below, with respect to any Shares acquired pursuant to an Award that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

        (b)    Period of Restriction.    Sections 20(a)(ii) and (iii) shall apply only to Shares that were acquired pursuant to the Award during a period of two (2) years prior to the date of the Participant's initial commencement of the Detrimental Activity (or such other period of time specified by the Committee in the Award Agreement).

        (c)    Compensation Recovery Policy.    Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC rule or applicable securities exchange.

        (d)    Set-Off and Other Remedies.    To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 20, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are "deferred compensation" within the meaning of Section 409A of the Code.

        21.   Change in Control.

        (a)    Committee Discretion.    The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, determine whether and to what extent outstanding Awards under the Plan shall be assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, whether such Awards shall be continued by the Company), in each case subject to equitable adjustments in accordance with Section 16 of the Plan.

        (b)    Awards that are Assumed.    To the extent outstanding Awards granted under this Plan are assumed, converted or replaced by the resulting entity in the event of a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are continued by the Company) as provided in Section 21(a) of the Plan, then: (i) any outstanding Awards that are subject to Performance Objectives shall be converted by the resulting entity, as if "target" performance had been achieved as of the date of the Change in Control, and shall continue to vest during the remaining performance period or other period of required service, and (ii) all other Awards shall continue to vest during the applicable vesting period, if any. Notwithstanding the preceding sentence, if a Participant incurs a Qualified Termination, then upon such termination (A) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (B) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the "target" level, and (C) all outstanding Awards shall become fully vested.

        (c)    Awards that are not Assumed.    To the extent outstanding Awards granted under this Plan are not assumed, converted or replaced by the resulting entity in connection with a Change in Control (or, if the Company is the resulting entity, to the extent such Awards are not continued by the Company) in accordance with Section 21(a) of the Plan, then effective immediately prior to the Change in Control: (i) all outstanding Awards held by the Participant that may be exercised shall become fully exercisable and shall remain exercisable for the full duration of their term, (ii) all restrictions with respect to outstanding Awards shall lapse, with any specified Performance Objectives with respect to outstanding Awards deemed to be satisfied at the "target" level, and (iii) all outstanding Awards shall become fully vested.

        (d)    Cancellation Right.    The Committee may, in its sole discretion and without the consent of Participants, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change in Control, provide that any outstanding Award (or a portion thereof) shall, upon the occurrence of such Change in Control, be cancelled in exchange for a payment in cash or other property (including shares of the resulting entity in connection with a Change in Control) in an amount equal to the excess, if any, of the Fair Market Value of the Shares subject to the Award, over any exercise price related to the Award, which amount may be zero if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards.

        22.   Amendment, Modification and Termination.

        (a)    In General.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

        (b)    Adjustments to Outstanding Awards.    The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant's Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

        (c)    Prohibition on Repricing.    Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 16 or 21. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of "underwater" Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21.

        (d)    Effect on Outstanding Awards.    Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 21, 22(b) and 24(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any Incentive Stock Option granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an "incentive stock option" under Section 422 of the Code.

        23.    Applicable Laws.    The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

        24.   Miscellaneous.

        (a)    Deferral of Awards.    Except with respect to Stock Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

        (b)    No Right of Continued Employment.    The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time. No Employee or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

        (c)    Unfunded, Unsecured Plan.    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        (d)    Severability.    If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

        (e)    Acceptance of Plan.    By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

        (f)    Successors.    All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the "Company" herein and in any Award agreements shall be deemed to refer to such successors.

        [END OF DOCUMENT]

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000238313_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR all the nominees and FOR proposals 2,3 and 4. 1. Election of Directors Nominees 01 Charles Macaluso 02 Carl Bartoli 03 Terence J. Cryan 04 Michael E. Rescoe 05 Michael E. Salvati GLOBAL POWER EQUIPMENT GROUP INC. 400 E. LAS COLINAS BLVD, STE #400 IRVING, TX 75039-5579 ATTN: CORPORATE SECRETARY VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Against Abstain 2 To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for 2015; 3 To consider an advisory vote on the compensation of our named executive officers; and 4 To approve our 2015 Equity Incentive Plan. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000238313_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com . GLOBAL POWER EQUIPMENT GROUP INC. Annual Meeting of Stockholders May 8, 2015 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Tracy D. Pagliara and Stuart Welburn, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of GLOBAL POWER EQUIPMENT GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, CST on 5/8/2015, at 400 East Las Colinas Boulevard Irving, TX 75039, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side